UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Annaly Capital Management, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ANNALY®
2022

Proxy Statement

Notice of 2022 Annual Meeting of Stockholders
May 18, 2022
9:00 a.m. (Eastern Time)
www.virtualshareholdermeeting.com/NLY2022

Message from our Chief Executive Officer & President

Dear Fellow Stockholders,

2021 was a year of tremendous change and opportunity for Annaly. The year was marked not only by the transformative sale of our commercial real estate business for $2.33 billion, but also by the opportune buildout of our mortgage servicing rights platform, which grew to $645 million in assets by year end, and the successful launch of our residential whole loan correspondent channel. Collectively, these initiatives have expanded the Company’s presence across all aspects of the residential mortgage finance market, which has been the cornerstone of Annaly’s strategy since our founding. The Company’s high-level execution of these strategic milestones against the backdrop of a continuing pandemic would not have been possible without the unfailing efforts of our employees, the guidance of our Board or the support of our stockholders.

We are very fortunate to have sustained and even enhanced our dialogue with stockholders over the last year despite the challenges posed by a largely remote work environment. Our stockholders’ response to the internalization of our management structure in 2020 and the resulting enhancements to our disclosure and process for executive compensation has been particularly gratifying. We hope that the continued evolution of our executive compensation, corporate governance and corporate responsibility frameworks since that time reflect the sincerity of our commitment to the objectives of the internalization and to the creation of long-term value for all stockholders.

Following the internalization and the re-design of our executive compensation program in 2020, the Company introduced a host of additional compensation enhancements for 2021. As detailed in this proxy statement, these measures are intended to further the alignment between our executives and our stockholders and include increasing the relative weighting of equity as a percentage of total compensation opportunity, along with the proportion of performance-based equity as a percentage of total equity compensation. As a steward of stockholder value, the interests and priorities of our stockholders are critical to the way we manage the Company. One theme that emerged from our discussions with stockholders over the last few years is the importance of providing stockholders with meaningful access to the Company. In response, the Board took the significant step in February 2022 of amending our bylaws to halve the threshold for stockholders to call a special meeting from a majority of shares to 25%.

Our Board was honored to be named a finalist for the 2021 National Association of Corporate Directors (“NACD”) Diversity, Equity & Inclusion (“DE&I”) Awards. The Company’s development, implementation and effectiveness of its DE&I policies and strategies is overseen by the Management Development and Compensation Committee of the Board and our DE&I practices and initiatives are regularly discussed by the full Board. In 2021, the firm made meaningful progress against our DE&I objectives, including expanding the number of employee-sponsored affinity groups to seven and hosting firmwide educational events on allyship and other critical inclusion topics. In addition, last August, we publicly released our 2019 and 2020 EEO-1 Reports and pledged to provide annual disclosure of workforce diversity statistics going forward. At Annaly, we are proud that our policies are manifested by our practices. 45% of our Directors and 43% of our Operating Committee members are women. Moreover, 100% of Annaly’s Board Committees are chaired by women and 27% of our Directors are racially/ethnically diverse.

In July 2021, we were immensely pleased to publish our second corporate responsibility report. The report builds on the disclosures in our inaugural corporate responsibility report and outlines the Company’s progress towards our environmental, social and governance ("ESG") goals across five key areas: corporate governance, human capital, responsible investments, risk management and environment. In line with our stockholders’ feedback, these ESG goals include a commitment to further assess climate change risks and opportunities taking into consideration the recommendations of the Task Force on Climate-related Financial Disclosures (“TCFD”). In furtherance of this commitment, we published supplemental climate-related disclosures on our corporate website in February 2022 outlining climate-related risks and opportunities across our business in the short-, medium- and long-term horizons. Our Board is also committed to the identification and management of ESG risks and opportunities, and in October 2021, the Board formalized this commitment by updating our Corporate Governance Guidelines and Board Committee Charters to reflect integrated ESG oversight across the Board and its Committees.

We are honored by the trust you have shown in us as we have executed on these initiatives, and we hope that you’ll join us for this year’s Annual Meeting of Stockholders, which will be conducted via an interactive online meeting format on May 18th. We look forward to speaking to you soon.

Sincerely,

David L. Finkelstein

Chief Executive Officer & President

April 6, 2022

Notice of Annual Meeting of Stockholders

To the Stockholders of Annaly Capital Management, Inc.:

Annaly Capital Management, Inc., a Maryland corporation (“Annaly” or the “Company”), will hold its annual meeting of stockholders (the “Annual Meeting”) on May 18, 2022, at 9:00 a.m. (Eastern Time) online at www.virtualshareholdermeeting.com/NLY2022. At the Annual Meeting, you will be asked to:

1.  Elect eleven Directors for a term ending at the 2023 annual meeting of stockholders and when their respective successors are duly elected and qualify, as set forth in the accompanying Proxy Statement;

2.  Approve, on an advisory basis, the Company’s executive compensation, as described in the Proxy Statement; and

3.  Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

The Company will also transact any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. Only common stockholders of record at the close of business on March 21, 2022, the record date for the Annual Meeting, may vote at the Annual Meeting and any postponements or adjournments thereof.

Your vote is very important. Please exercise your right to vote.

The Company’s Board of Directors (“Board”) is soliciting proxies in connection with the Annual Meeting. The Company is sending the Notice of Internet Availability of Proxy Materials (“Notice”), or a printed copy of the proxy materials, as applicable, commencing on or about April 6, 2022.

To view the Proxy Statement and other materials about the Annual Meeting, go to www.proxydocs.com/NLY or www.proxyvote.com.

All stockholders are cordially invited to attend the Annual Meeting, which will be conducted via a live webcast. The Company believes that the virtual meeting format allows enhanced participation of, and interaction with, our global stockholder base, while also being sensitive to any public health and travel concerns that our stockholders may have. During the upcoming virtual meeting, you may ask questions and will be able to vote your shares electronically from your home or any remote location with Internet connectivity. You may also submit questions in advance of the Annual Meeting by visiting www.proxyvote.com. The Company will respond to as many inquiries that are pertinent to the Company at the Annual Meeting as time allows.

An audio broadcast of the Annual Meeting will also be available to stockholders by telephone toll-free at 1-833-654-9116 in the United States or 1-516-575-8757 if calling from outside the United States, and providing Conference ID 2451939. If you plan to attend the Annual Meeting online or listen to the telephonic audio broadcast, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. Please note that listening to the audio broadcast will not be deemed to be attending the Annual Meeting, and you cannot ask questions or vote from such audio broadcast. The Annual Meeting will begin promptly at 9:00 a.m. (Eastern Time). Online check-in will begin at 8:30 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures.

By Order of the Board of Directors,

Anthony C. Green

Chief Corporate Officer, Chief Legal Officer and Secretary

April 6, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 18, 2022.

The Company’s Proxy Statement and 2021 Annual Report to Stockholders are available at www.proxyvote.com.

Proxy Summary

This summary contains highlights about the Company and the Annual Meeting. This summary does not contain all of the information that you should consider in advance of the Annual Meeting, and the Company encourages you to read the entire Proxy Statement and the Company’s 2021 Annual Report on Form 10-K carefully before voting.

2021 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	Wednesday, May 18, 2022 at 9:00 a.m. (Eastern Time)

PLACE:	www.virtualshareholdermeeting.com/NLY2022

RECORD DATE:	Close of business on March 21, 2022

VOTING:	Stockholders are able to vote by Internet at www.proxyvote.com; telephone at 1-800-690-6903; by completing and returning their proxy card; or online at the Annual Meeting

VOTING MATTERS
	Board Vote Recommendation	Page Number
Proposal No. 1: Election of Directors	FOR each Director nominee	11

Proposal No. 2: Approval, on an advisory basis, of the Company’s executive compensation	FOR	57

Proposal No. 3: Ratification of the appointment of Ernst & Young LLP for the year ending December 31, 2022	FOR	58

PARTICIPATE IN THE ANNUAL MEETING

The virtual meeting will be available to stockholders across the globe via any Internet-connected device and has been designed to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to vote, make statements and ask questions. This approach is sensitive to any public health and travel concerns, aligns with the Company’s broader sustainability goals and reduces costs for both the Company and its stockholders.

VOTING Stockholders may vote by

INTERNET www.proxyvote.com

TELEPHONE 1-800-690-6903

MAIL completing and returning their proxy card

ONLINE at the Annual Meeting INFORMATION www.proxydocs.com/NLY

You are entitled to participate, vote and ask questions at the Annual Meeting by visiting www.virtualshareholdermeeting.com/NLY2022. An audio broadcast of the Annual Meeting will also be available to stockholders by telephone toll-free at 1-833-654-9116 in the United States or 1-516-575-8757 if calling from outside the United States, and providing Conference ID 2451939. Please note that listening to the audio broadcast will not be deemed to be attending the Annual Meeting and you cannot ask questions or vote from such audio broadcast. If you plan to attend the Annual Meeting online or listen to the telephonic audio broadcast, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. Stockholders can access Annaly’s interactive pre-meeting forum, where you can submit questions in advance of the Annual Meeting and view copies of the Company’s proxy materials, by visiting www.proxyvote.com. The Company will respond to as many inquiries that are pertinent to the Company at the Annual Meeting as time allows.

ANNALY AT A GLANCE

NLY New York Stock Exchange (“NYSE”) Traded	1997 Initial Public Offering	mREIT Largest mREIT in the world(1)

EVOLUTION OF ANNALY

Annaly has significantly enhanced its position as a leader in the residential housing finance space since the beginning of 2021 through a number of strategic milestones (as illustrated in the timeline below) including the sale of its Commercial Real Estate business, buildout of its mortgage servicing rights (“MSR”) platform and launch of its residential whole loan correspondent channel. Further, Annaly’s commitment to robust governance, organizational and human capital practices continue to enhance the firm’s alignment with stockholders, as demonstrated by the Board’s amendment of our stockholder rights bylaws to lower the threshold for stockholders to call a special meeting from a majority of shares outstanding to 25%.

EXECUTIVE COMPENSATION

In the Company’s first full year as an internally-managed Company, the Management Development and Compensation Committee ("MDC Committee") introduced a number of additional enhancements to the Company’s executive compensation program, which are intended to institutionalize a market competitive program that incentivizes strong performance, drives alignment with stockholders and reflects best practices, market insights and robust governance. These enhancements included:

∎

Reducing discretion and providing for a more formulaic approach to determining annual incentive opportunities for the Company’s named executive officers (“NEO”) with 75% based on corporate/organizational metrics and 25% based on individual metrics

–	Increasing the proportion of objective financial metrics as a percentage of corporate/organizational metrics from 50% to 60%

∎	Introducing pre-established target amounts for all NEO annual incentive opportunities with payout ranging from 80% to a maximum of 120% of target

∎

For the CEO, increasing the relative weighting of equity as a percentage of total incentive compensation opportunity to greater than 50% (with a majority of the NEOs at 50% or greater for 2021 and all NEOs at 50% or greater for 2022)

∎	For all NEOs, increasing the proportion of performance stock units (“PSUs”) as a percentage of total equity compensation to 50%

Note: For footnoted information, please refer to “Annaly at a Glance” in Endnotes  section.

RECENT OPERATING ACHIEVEMENTS

Dividend	Commercial Real Estate Sale	Credit Activity

11.3% dividend yield(1) at the end of 2021	$2.33 billion sale of Commercial Real Estate Business, completed during the third quarter	$6.1 billion of originations across Annaly’s credit businesses in 2021(2)

Liquidity	Leverage	Operating Efficiency

$9.3 billion of unencumbered assets at the end of 2021, including cash and unencumbered Agency MBS of $5.2 billion	5.7x economic leverage, down half a turn year- over-year (“YoY”)	1.35% operating expense ratio(3) for FY 2021; down 20 basis points YoY following the Company’s management internalization and Commercial Real Estate sale

ANNALY’S SHARED CAPITAL MODEL AND STRATEGIC FOCUS

We believe we efficiently diversify our investments across our businesses through a rigorous shared capital model and capital allocation process. In March 2021, the Company signed a definitive agreement to sell our commercial real estate business to Slate Asset Management for $2.33 billion. We believe the transaction provided compelling execution for our stockholders, while also generating additional capacity and strategic flexibility to further expand our leadership and operational capabilities across all aspects of the residential housing finance market. Combined with recent initiatives, including the buildout of our MSR platform and expansion of our residential credit business, we believe that Annaly is well-positioned to allocate capital across the housing finance space.

Note: For footnoted information, please refer to “Recent Operating Achievements & Annaly’s Shared Capital Model and Strategic Focus” in Endnotes section.

DELIVERING SIGNIFICANT VALUE FOR STOCKHOLDERS

$22 billion+ of common and preferred dividends declared since Annaly’s IPO(1)	25 years of delivering yield to stockholders	$1.4 billion of common and preferred dividends declared in 2021	925% total shareholder return since Annaly’s IPO(1)

Since inception, Annaly has declared over $22 billion in cumulative common and preferred dividends to stockholders, returning significant value to stockholders.

STOCKHOLDER OUTREACH AND RESULTS OF 2021 SAY-ON-PAY VOTE

100% of top 100 institutional investors included in 2021—2022 outreach efforts	~90% of all institutional investors included in 2021—2022 outreach efforts	>100 meetings with stockholders across the U.S., Canada and Europe since 2021

The Company is committed to ongoing engagement with both retail and institutional stockholders through a wide range of mediums, including: in-person and virtual meetings, conferences, phone calls, electronic communication and social media. Following the results of Annaly’s 2021 advisory resolution on executive compensation (commonly known as a “Say-on-Pay” vote), which received support from over 90% of votes cast, the Company has continued its multi-pronged stockholder outreach campaign to solicit feedback on a number of issues, including (i) the Company’s executive compensation practices and disclosures, (ii) the Company’s human capital management, including diversity, equity and inclusion efforts, (iii) the Company’s stockholder rights framework, and (iv) the Company’s corporate responsibility and ESG initiatives.

Annaly’s stockholder engagement efforts generated significant feedback for both the Board and management and have resulted in a number of enhancements to the Company’s management structure and its corporate governance, corporate responsibility and executive compensation practices and disclosures over the last few years. Annaly’s stockholders have been instrumental to, and supportive of, these governance and disclosure enhancements and the Company looks forward to continuing to find innovative ways to engage over the course of 2022 and beyond.

Note: For footnoted information, please refer to “Delivering Significant Value for Stockholders” in Endnotes section.

The Company’s stockholder outreach is complemented by related initiatives, including:

∎  Analysis of market governance, compensation and ESG practices at peer companies

∎  Advice from external advisors, including governance, compensation and ESG consultants, board search firms and proxy solicitors

∎  Attendance at investor conferences

∎  Discussions with proxy advisory services and corporate governance research firms

2021 – 2022 STOCKHOLDER ENGAGEMENT EFFORTS

WHAT THE COMPANY HEARD	WHAT THE COMPANY DID
Augment Stockholder Rights Framework

∎ Conducted extensive stockholder outreach to assess desired enhancements to stockholder rights framework

∎ Proactively amended our bylaws in February 2022 to lower the threshold for stockholders to call a special meeting from the previous majority threshold to 25% of shares outstanding

Continue to Enhance Executive Compensation Practices

∎ Reduced discretion and provided for a more formulaic approach to determining NEO annual incentive opportunities with 75% based on corporate/organizational metrics and 25% based on individual metrics

–  Increased the proportion of objective financial metrics as a percentage of corporate/organizational metrics from 50% to 60%

∎ Introduced pre-established target amounts for all NEO annual incentive opportunities with payout ranging from 80% to a maximum of 120% of target

∎ For the CEO, increased the relative weighting of equity as a percentage of total incentive compensation opportunity to greater than 50% (with a majority of the NEOs at 50% or greater for 2021 and all NEOs at 50% or greater for 2022)

∎ For all NEOs, increased the proportion of PSUs as a percentage of total equity compensation to 50%

Expand DE&I Initiatives

∎ Publicly released our 2019 and 2020 EEO-1 Reports and pledged to provide annual disclosure of workforce diversity statistics going forward

∎ Became a signatory of the CEO Action for Diversity & Inclusion

∎ Launched seven employee-sponsored affinity groups

∎ Conducted firmwide inclusion educational events on allyship and related topics

∎ Sponsored Individual Style Profile assessments for all employees to foster informed and inclusive thinking and behaviors around different individual styles

∎ Continued to monitor key human capital diversity metrics: hiring, turnover, promotion

Focus on Corporate Responsibility and ESG

∎ Published second Corporate Responsibility Report in July 2021

–  Report outlines the Company’s progress towards our ESG goals and commitments across our five key ESG areas: corporate governance, human capital, responsible investments, risk management and environment

∎ Published climate-related disclosures on our website and issued new ESG goals and commitments, including a commitment to assess our climate change risks and opportunities taking into consideration the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD)

∎ Continued to track, measure and disclose our total greenhouse gas (GHG) emissions and energy consumption as well as fully offsetting 100% of our Scope 2 GHG emissions

∎ Updated the Company’s governance documents to reflect integrated ESG oversight across the Board and its Committees

BOARD COMPOSITION, STRUCTURE AND REFRESHMENT

The Nominating/Corporate Governance (“NCG”) Committee endeavors to have a Board representing diverse backgrounds and a wide range of professional experiences. The NCG Committee annually evaluates its overall composition and rigorously evaluates individual Directors to ensure a continued match of their skill sets and projected tenure against the needs of the Company. For additional information about individual Directors’ qualifications and experience, please see the Director biographies beginning on page 12.

15 or 73 Independent Directors may not stand for re-election upon the earlier of 15 years of service or their 73rd birthday

64% of Directors identify as women and/or racially/ethnically diverse

Skill / Experience Summary of Directors

Skill / Experience	Bovich	Denahan	Fallon	Finkelstein	Hamilton	Hannan	Haylon	Reeves	Schaefer	Williams	Votek	Total

Complex and regulated industries	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11

Compliance		✓	✓			✓	✓	✓		✓		6

Corporate governance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	11

ESG	✓		✓	✓		✓		✓		✓		6

Finance and accounting	✓	✓			✓	✓	✓		✓	✓	✓	8

Financial expert						✓	✓				✓	3

Financial services	✓	✓	✓	✓	✓	✓	✓		✓		✓	9

Government, public policy and regulatory affairs		✓	✓	✓					✓			4

Industry knowledge	✓	✓	✓	✓	✓		✓		✓		✓	8

Information technology/cybersecurity		✓								✓	✓	3

Legal expertise								✓				1

Mergers & acquisitions		✓		✓	✓	✓	✓	✓	✓	✓	✓	9

Operations/human capital management	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	9

Other public company board experience	✓					✓	✓					3

Private company board experience	✓				✓	✓		✓	✓		✓	6

Public company CEO		✓		✓							✓	3

Risk management	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓	10

Strategy development and implementation		✓	✓	✓	✓	✓	✓		✓	✓	✓	9

Gender diversity	✓	✓	✓			✓				✓		5

Racial/ethnic diversity						✓		✓			✓	3

Audit Committee financial expert						✓	✓				✓	3

Total	11	14	10	11	10	16	13	9	11	11	15

As evidenced by the composition of our Board, the Company is committed to seeking out highly qualified candidates of diverse gender and race/ethnicity, as well as taking into account other factors that promote principles of diversity. The Board’s Corporate Governance Guidelines formalize the Board’s commitment to seeking out highly qualified candidates of diverse gender and race/ethnicity and include a director refreshment policy requiring that Independent Directors may not stand for re-election following the earlier of their 15th anniversary of service on the Board or their 73rd birthday. In extraordinary circumstances, the Board may determine that an Independent Director may stand for re-election after having reached such age or term limit for up to three additional one-year terms.

Director Diversity(1)

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”)

We are convinced that our ESG initiatives strengthen how we manage the Company and as a responsible steward of capital, we actively focus on integrating ESG considerations into our overall strategy. The Company views ESG risks and opportunities as critical components for achieving strategic business objectives, managing risks and delivering attractive risk-adjusted returns over the long-term. We strive to have a positive impact in the communities where we live, work and invest by conducting our business in accordance with the highest ethical standards, guided by our strong corporate values.

In July 2021, the Company published its second Corporate Responsibility Report titled Leading with Purpose. The report outlines the Company’s progress towards meeting the ESG goals and commitments outlined in our inaugural Corporate Responsibility Report, which span five key areas: corporate governance, human capital, responsible investments, risk management and the environment. The report also includes new ESG goals and commitments, including a pledge to further assess climate change risks and opportunities taking into consideration the recommendations of the TCFD. Additionally, the report includes supplemental disclosures under the Sustainability Accounting Standards Board framework, including new disclosures under the Mortgage Finance Accounting Standard, and references the Global Report Initiative. In August 2021, the Company also publicly released our 2019 and 2020 EEO-1 Reports and pledged to provide annual disclosure of workforce diversity statistics going forward.

Note: For footnoted information, please refer to “Director Diversity” in Endnotes section.

In 2021, the Board amended our Corporate Governance Guidelines and Board Committee charters to reflect integrated oversight of ESG practices, initiatives and related risk across the Board and its Committees. As outlined below, the full Board has overall responsibility for ESG oversight, and each of the Board Committees has oversight responsibility of specific ESG-related matters relating to the purpose, duties and responsibilities of each committee.

Corporate Governance at Annaly

The Company is committed to maintaining a strong ethical culture and robust governance practices that benefit the long-term interests of stockholders, which include:

DIRECTOR INDEPENDENCE AND OVERSIGHT

∎ Separate CEO and Independent Chair of the Board

∎ Majority of Directors are Independent

∎ Regular executive sessions of Independent Directors

∎ Independent key Board Committees (Audit, MDC and NCG)

∎ Board oversees a succession plan for the CEO and other senior executives

BOARD REFRESHMENT AND DIVERSITY

∎ Board refreshment policy triggered upon earlier of 15 years of service or 73rd birthday

–  64% of Directors have tenure of less than 5 years

∎  Board is committed to seeking out highly qualified candidates of diverse gender and race/ethnicity, as well as taking into account other factors that promote principles of diversity

–  45% of Directors are women

–  27% of Directors are racially/ethnically diverse

–  100% of Committee leadership positions are held by women

∎  Named a top 10 finalist for the 2021 NACD Diversity, Equity & Inclusion Awards

DIRECTOR QUALIFICATIONS AND EVALUATION

∎ Annual Board, Committee and individual Director self-evaluations with periodic use of an external facilitator

∎ Comprehensive Board succession planning process

∎ Robust over-boarding policy limits the number of outside public company boards, other than Annaly, on which Directors can serve to three other boards for non-CEOs and one other board for sitting CEOs

∎ Multiple Audit Committee financial experts

STOCKHOLDER RIGHTS AND ENGAGEMENT

∎ All Directors are elected annually

∎ Majority vote standard for uncontested elections

∎ Annual stockholder advisory vote on executive compensation

∎ Majority voting to approve amendments to the Company’s charter and bylaws

∎ Stockholders representing at least 25% of votes entitled to be cast on a matter may request a special meeting of the Company

∎ Virtual meeting format enables participation from global stockholder base

∎ Stockholders can submit questions for the Annual Meeting through an interactive pre-meeting forum and during the Annual Meeting

CORPORATE RESPONSIBILITY & ESG

∎ Board created Corporate Responsibility Committee in 2017

∎ Included in the 2022 Bloomberg Gender-Equality Index for the fifth consecutive year

∎ Annual Corporate Responsibility Reports

∎ Corporate Governance Guidelines and Board Committee charters reflected integrated ESG oversight across the Board and its Committees

∎ Annually publishes new ESG goals and commitments and discloses progress against prior ones

∎ Signatory of the CEO Action for Diversity & Inclusion pledge

∎ Seven employee-sponsored affinity groups

∎ Discloses workforce diversity statistics, including EEO-1 Reports

PROPOSAL 01

Election of Directors

At the Annual Meeting, stockholders will vote to elect eleven nominees to serve as Directors, whose terms will expire at the annual meeting of stockholders in 2023 (“2023 Annual Meeting”) and when their respective successors are duly elected and qualify. The table below provides summary information about each of the Directors.

The Board has nominated and unanimously recommends a vote FOR each of Francine J. Bovich, Wellington J. Denahan, Katie Beirne Fallon, David L. Finkelstein, Thomas Hamilton, Kathy Hopinkah Hannan, Michael Haylon, Eric A. Reeves, John H. Schaefer, Glenn A. Votek and Vicki Williams as Directors, with each to hold office until the 2023 Annual Meeting, and until their respective successors are duly elected and qualify. Unless you specify a contrary choice, the persons named in the enclosed proxy will vote in favor of these nominees. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

Name	Age	Principal Occupation	Independent	Committees

Francine J. Bovich	70	Former Managing Director Morgan Stanley Investment Management	Yes	NCG (Chair) CR

Wellington J. Denahan†	58	Former Executive Chairman and Co-Founder Annaly Capital Management, Inc.	No	Risk (Chair) CR

Katie Beirne Fallon	46	Chief Global Impact Officer McDonald’s Corporation	Yes	CR (Chair) NCG

David L. Finkelstein	49	Chief Executive Officer and President Annaly Capital Management, Inc.	No

Thomas Hamilton	54	Owner and Director Construction Forms, Inc.	Yes	Audit MDC Risk

Kathy Hopinkah Hannan	60	Former National Managing Partner, Global Lead Partner KPMG LLP	Yes	Audit (Chair) MDC NCG

Michael Haylon*	64	Managing Director and Head of Conning North America Conning, Inc.	Yes	Audit Risk

Eric A. Reeves	49	Managing Director, Head of Private Capital Investments Duchossois Capital Management	Yes	CR NCG

John H. Schaefer	70	Former President and Chief Operating Officer Morgan Stanley Global Wealth Management	Yes	Risk Audit MDC

Glenn A. Votek	63	Former Senior Advisor Annaly Capital Management, Inc.	No	CR Risk

Vicki Williams	49	Chief Human Resources Officer NBCUniversal	Yes	MDC (Chair) Audit

“CR” refers to the Corporate Responsibility Committee, “MDC” refers to the Management Development and Compensation Committee and “NCG” refers to the Nominating/Corporate Governance Committee.

†	Vice Chair of the Board.
*	Independent Chair of the Board.

DIRECTOR NOMINEES

Francine J. Bovich

Director since 2014 Committees NCG (Chair), CR

Ms. Bovich has over 30 years of investment management experience lastly serving as a Managing Director of Morgan Stanley Investment Management from 1993 to 2010. Since 2011, Ms. Bovich has been a trustee of The Bradley Trusts. Ms. Bovich has also served as a board member of The BNY Mellon Family of Funds (formerly known as The Dreyfus Family of Funds) since 2012, and serves as a board member of a number of registered investment companies within the fund complex. These funds represent a broad scope of investment strategies including equities (U.S., non-U.S., global and emerging markets), taxable fixed income (U.S., non-U.S., global and emerging markets), municipal bonds, and cash management. From 1991 through 2005, Ms. Bovich served as the U.S. Representative to the United Nations Investment Committee, which advised a global portfolio of approximately $30 billion. Ms. Bovich is a member of the Economic Club of New York and an emeritus trustee of Connecticut College and chair of the Investment Sub-Committee for its endowment. Ms. Bovich received a B.A. in Economics from Connecticut College and a M.B.A. in Finance from New York University.

Director Qualification Highlights
The Board believes that Ms. Bovich’s qualifications include her significant investment management experience and her experience serving as a trustee and board member.

Wellington J. Denahan

Director since 1997 Committees Risk (Chair), CR Vice Chair of the Board

Ms. Denahan co-founded the Company in 1996 and has served as a Director since the Company’s initial public offering. Until December 2017, Ms. Denahan served as Chairman of the Board of the Company (from November 2012) and Executive Chairman of the Company (from September 2015). Previously, Ms. Denahan served as CEO of the Company from November 2012 to September 2015 and as Co-Chief Executive Officer of the Company from October 2012 to November 2012. Ms. Denahan was the Company’s Chief Operating Officer from January 2006 to October 2012 and Chief Investment Officer from 2000 to November 2012. Ms. Denahan received a B.S. in Finance from Florida State University.

Director Qualification Highlights

The Board believes that Ms. Denahan’s qualifications include her significant oversight experience related to fixed income trading operations through years of serving as the Company’s Chief Operating Officer and Chief Investment Officer, her industry experience and expertise in the mortgage-backed securities markets, and her operational expertise, including her service as the Company’s former Chief Executive Officer.

Katie Beirne Fallon

Director since 2018 Committees CR (Chair), NCG

Ms. Fallon has served as Chief Global Impact Officer for McDonald’s Corporation, a global foodservice retailer, since October 2020, where she is responsible for the company’s government relations, communications, sustainability and McDonald’s corporate philanthropy and Environmental, Social and Governance (ESG) strategy. Prior to McDonald’s, Ms. Fallon served as Global Head of Corporate Affairs for Hilton Worldwide Holdings Inc., a multinational hospitality company, starting in November 2016, where she was responsible for managing the company’s communications, government relations and corporate responsibility efforts. Prior to Hilton, from 2014 to 2016, Ms. Fallon was Senior Advisor and Director of Legislative Affairs for President Obama. Before becoming the President’s chief liaison to the Hill, Ms. Fallon served from May 2013 to December 2013 as President Obama’s Deputy Communications Director at the White House where she devised and executed communications strategies for the President to promote his economic agenda across the country. From 2011 until May 2013, Ms. Fallon was the Staff Director of the Senate Democratic Policy and Communications Center in the U.S. Congress. Ms. Fallon’s prior roles in government and politics include Legislative Director to Senator Chuck Schumer (D-NY), Deputy Staff Director of the Joint Economic Committee and Policy Director at the Democratic Senatorial Campaign Committee. Ms. Fallon received a B.A. in Government and International Studies from the University of Notre Dame and as a Marshall Scholar received a M.A. in Conflict Regulation from Queen’s University Belfast, Northern Ireland and a M.Sc. in Comparative Politics from the London School of Economics.

Director Qualification Highlights

The Board believes that Ms. Fallon’s qualifications include her significant experience in serving at a senior executive level with a multinational public company and her experience serving as a top leadership aide in the highest levels of the U.S. government.

David L. Finkelstein

Director since 2020 Chief Executive Officer and President

Mr. Finkelstein has served as Chief Executive Officer and President of the Company since March 2020. Mr. Finkelstein previously served as the Company’s Chief Investment Officer from November 2016 until December 2021. Previously, Mr. Finkelstein served as the Company’s Chief Investment Officer, Agency and RMBS beginning in February 2015 and as the Company’s Head of Agency Trading beginning in August 2013. Prior to joining the Company in 2013, Mr. Finkelstein served for four years as an Officer in the Markets Group of the Federal Reserve Bank of New York where he was the primary strategist and policy advisor for the MBS purchase program. Mr. Finkelstein has over 20 years of experience in fixed income investment. Prior to the Federal Reserve Bank of New York, Mr. Finkelstein held Agency MBS trading positions at Salomon Smith Barney, Citigroup Inc. and Barclays PLC. Mr. Finkelstein is a member of the Treasury Markets Practice Group sponsored by the Federal Reserve Bank of New York. Mr. Finkelstein received his B.A. in Business Administration from the University of Washington and his M.B.A. from the University of Chicago, Booth School of Business. Mr. Finkelstein also holds the Chartered Financial Analyst® designation.

Director Qualification Highlights

The Board believes that Mr. Finkelstein’s qualifications include his deep expertise in fixed income investments, his experience serving as the Company’s Chief Executive Officer and President and his extensive markets and policy experience.

Thomas Hamilton

Director since 2019 Committees Audit, MDC, Risk

Mr. Hamilton has served as an Owner and Director of Construction Forms, Inc. (“Con Forms”), an industrial manufacturing company, since 2013. From 2013 until September 2020, Mr. Hamilton also served as Con Forms’ President and Chief Executive Officer. Prior to his roles at Con Forms, Mr. Hamilton spent 24 years in a number of leadership positions in the financial industry. Most recently, Mr. Hamilton served as a Strategic Advisor to the Global Head of Fixed Income, Currencies and Commodities at Barclays Capital in New York. Mr. Hamilton’s prior roles at Barclays include serving as the Global Head of Securitized Product Trading and Banking, in which capacity he was responsible for the build out of the Barclays’s Global Securitized Product businesses, and as the Head of Municipal Trading and Investment Banking. Prior to Barclays, Mr. Hamilton held various Managing Director roles at Citigroup, Inc. and Salomon Brothers, Inc., where he began his career. Mr. Hamilton has served as a Director of Larimar Therapeutics, Inc., a clinical-stage biotechnology company focused on developing treatments for rare complex diseases, since May 2020 when Chondrial Therapeutics, Inc. merged with Zafgen, Inc. and the combined company began operating as Larimar. Prior to the merger, Mr. Hamilton had served as Chairman of the Board of Chondrial Therapeutics, Inc., a biotechnology company he started to cure a rare neurodegenerative disease called Friedreich’s Ataxia, since 2013. He is also a Director of the Friedreich’s Ataxia Research Alliance, along with Co-Founder of his own charitable scientific effort, the CureFA Foundation. Mr. Hamilton received a B.S. in Finance from the University of Dayton.

Director Qualification Highlights
The Board believes that Mr. Hamilton’s qualifications include his expertise in fixed income, mortgage-related assets, strategies and markets and significant leadership experience.

Kathy Hopinkah Hannan, PhD, CPA

Director since 2019 Committees Audit (Chair), MDC, NCG

Dr. Hannan is a former Global Lead Partner, National Managing Partner and Vice Chairman of KPMG, LLP, the U.S. member firm of the global audit, tax and advisory services firm KPMG International. Dr. Hannan has over 30 years of industry experience and held numerous leadership roles during her distinguished career with KPMG. From 2015 until her 2018 retirement, Dr. Hannan served as Global Lead Partner, Senior Advisor for KPMG’s Board Leadership Center and National Leader Total Impact Strategy. Dr. Hannan also served as the Midwest Area Managing Partner for KPMG’s Tax Services from 2004 to 2009. Subsequent to that role, from 2009 to 2015, Dr. Hannan served as the National Managing Partner of Diversity and Corporate Responsibility. While at KPMG, Dr. Hannan also founded the KPMG Women’s Advisory Board. In addition to her roles at KPMG, as a Native American Indian and member of the Ho-Chunk Nation Tribe, Dr. Hannan served on President George W. Bush’s National Advisory Council on Indian Education. Currently, Dr. Hannan serves on the boards of directors of Otis Elevator Co. (NYSE: OTIS) and Blue Trail Holdings, is Chairman of the Board of Trustees and a member of the Executive Committee of the Smithsonian National Museum of the American Indian, is a Trustee of the Committee for Economic Development in Washington D.C. and is an active member of Women Corporate Directors. From 2014 to 2020, Dr. Hannan served as Chairman of the Board & National President for Girl Scouts of the USA. Dr. Hannan received a Ph.D. in Leadership Studies from Benedictine University and a B.A. from Loras College. She is also a graduate of the Chicago Management Institute at the University of Chicago, Booth School of Business and the Institute of Comparative Political & Economic Systems at Georgetown University. In addition, Dr. Hannan has completed the Carnegie Mellon/NACD Cyber-Risk Oversight Program and earned the CERT Certificate in Cybersecurity Oversight.

Director Qualification Highlights

The Board believes that Dr. Hannan’s qualifications include her expertise in financial, tax and accounting matters as well as her significant experience in enterprise sustainability, corporate governance and organizational effectiveness.

Michael Haylon

Director since 2008 Committees Audit, Risk Independent Chair of the Board

Mr. Haylon has served as Managing Director and Head of Conning North America at Conning, Inc., a global provider of investment management solutions, services and research to the insurance industry, since June 2018. Mr. Haylon has served as a Managing Director at Conning, Inc. since January 2012 and previously served as Head of Asset Management Sales, Products and Marketing from December 2014 until June 2018 and as Head of Investment Products from January 2012 until December 2014. From September 2010 to December 2011, Mr. Haylon served as Head of Investment Product Management at General Re – New England Asset Management. He was Chief Financial Officer of the Phoenix Companies, Inc. from 2004 until 2007, and Executive Vice President and Chief Investment Officer of the Phoenix Companies in 2002 and 2003. From 1995 until 2002, he held the position of Executive Vice President of Phoenix Investment Partners, Ltd., and President of Phoenix Investment Counsel, where he was responsible for the management and oversight of $25 billion in closed-end and open-end mutual funds, corporate pension funds and insurance company portfolios. Mr. Haylon has previously served on the boards of Aberdeen Asset Management and Phoenix Investment Partners. Mr. Haylon received a B.A. from Bowdoin College and a M.B.A. from the University of Connecticut.

Director Qualification Highlights

The Board believes that Mr. Haylon’s qualifications include his significant leadership and management experience from his years of management and oversight of large financial asset portfolios, his prior board experience with other companies and his expertise in financial matters.

Eric A. Reeves

Director since 2021 Committees NCG, CR

Mr. Reeves has served as Managing Director, Head of Private Capital Investments of Duchossois Capital Management (“DCM”), a private investment firm, since 2017. Mr. Reeves has also served as General Counsel & Secretary of The Duchossois Group, a family-owned holding company comprised of diversified operating companies and DCM, since 2007 and its Chief Administrative Officer since 2017. Mr. Reeves was formerly a law partner of McDermott, Will & Emery and a corporate attorney at Jones Day. Mr. Reeves serves on the boards of several DCM portfolio companies and funds as well as on the Advisory Board of Ozinga Bros. His civic and philanthropic commitments include trusteeships at Rush University Medical Center and the National Philanthropic Trust. Mr. Reeves is a member of the Henry Crown Fellows at the Aspen Institute and was honored as a Chicago United Business Leader of Color. Mr. Reeves received his B.A. from the University of Michigan and J.D. from the Ohio State University.

Director Qualification Highlights

The Board believes that Mr. Reeves’ qualifications include his expertise in sourcing, executing and managing private capital investments, his years of legal experience from serving as a general counsel and a law firm partner and his private company board experience.

John H. Schaefer

Director since 2013 Committees Risk, Audit, MDC

Mr. Schaefer has over 40 years of financial services experience including serving as a member of the management committee of Morgan Stanley from 1998 through 2005. He was President and Chief Operating Officer of the Global Wealth Management division of Morgan Stanley from 2000 to 2005. Mr. Schaefer was Executive Vice President and Chief Strategic and Administrative Officer of Morgan Stanley from 1998 to 2000. From 1997 to 1998, he was Managing Director and Head of Strategic Planning and Capital Management. Prior to the 1997 merger of Dean Witter, Discover and Morgan Stanley, Mr. Schaefer was Executive Vice President, Investment Banking and Head of Corporate Finance at Dean Witter, a position he had held since 1991. He began his investment banking career at E.F. Hutton & Company in 1976. Mr. Schaefer served as a board member and chair of the audit committee of USI Holdings Corporation from 2008 through 2012. He received a B.B.A. in Accounting from the University of Notre Dame and a M.B.A. from the Harvard Graduate School of Business.

Director Qualification Highlights

The Board believes that Mr. Schaefer’s qualifications include his broad financial services management experience, including management of strategic planning, capital management, human resources, internal audit and corporate communications, as well as his board and audit committee experience.

Glenn A. Votek

Director since 2019 Committees CR, Risk

Glenn A. Votek served as Senior Advisor to the Company from March 2020 to August 2020 after serving as Interim Chief Executive Officer and President of the Company from November 2019 to March 2020. Previously, he was Chief Financial Officer of the Company from August 2013 to December 2019. Mr. Votek has over 30 years of experience in financial services. Prior to joining the Company in 2013, Mr. Votek was an Executive Vice President and Treasurer at CIT Group since 1999 and also President of Consumer Finance since 2012. Prior to that, he worked at AT&T and its finance subsidiary from 1986 to 1999 in various financial management roles. Mr. Votek holds a B.S. in Finance and Economics from Kean University/University of Arizona, a M.B.A in Finance from Rutgers University and attended the Executive Education Program of the Colgate W. Darden Graduate School of Business Administration at the University of Virginia. In addition, Mr. Votek has completed the Carnegie Mellon/NACD Cyber-Risk Oversight Program and earned the CERT Certificate in Cybersecurity Oversight.

Director Qualification Highlights

The Board believes that Mr. Votek’s qualifications include his extensive knowledge of the Company’s operations and assets through his prior roles as the Company’s former Interim Chief Executive Officer and President and former Chief Financial Officer, his significant leadership experience and his financial and accounting expertise.

Vicki Williams

Director since 2018 Committees MDC (Chair), Audit

Ms. Williams has 20 years of compensation and governance experience. Ms. Williams has served as Chief Human Resources Officer for NBCUniversal, a multinational media conglomerate, since July 2018, where she is responsible for the company’s global human resources function, including compensation, benefits, development and learning, talent acquisition, executive search, HR systems, and the HR service center. Ms. Williams previously served as Senior Vice President, Compensation, Benefits and HRIS at NBCUniversal beginning in 2011. Prior to joining NBCUniversal, Ms. Williams was a Partner with Pay Governance LLC and a Principal with Towers Perrin (now Willis Towers Watson). Ms. Williams received a B.S. in Education with a concentration in mathematics education and a M.B.A. with a concentration in finance and quantitative statistics, each with honors from the University of Georgia.

Director Qualification Highlights

The Board believes that Ms. Williams’ qualifications include her broad human resources, executive compensation and governance experience, including serving as Chief Human Resources Officer at a multinational company and as an external compensation consultant.

RECENT CORPORATE GOVERNANCE AND CORPORATE RESPONSIBILITY HIGHLIGHTS

The Company is committed to continually enhancing its corporate governance and corporate responsibility practices

2018

∎  Added two new Independent Directors

∎  Adopted enhanced Board evaluation process, including individual Director assessments and periodic use of external facilitator

∎  Amended bylaws to declassify Board

∎  Recognized in the 2018 Bloomberg Gender-Equality Index

∎  Created new executive role to lead the Company’s Corporate Responsibility and ESG initiatives

∎  Instructed Board search firm to present equal representation in the slate of potential Director candidates, including candidates of diverse gender and race/ethnicity

∎  Adopted Board refreshment policy with both a term limit and an age limit

∎  Completed first energy audit of the Company’s corporate office

2019

∎  Increased commitment to social impact investing joint venture

∎  Added extensive disclosure on the Company’s Corporate Responsibility and ESG efforts to Annaly’s corporate website

∎  Launched Women’s Interactive Network Mentoring Circles to foster community and connect smaller cohorts of women with senior leaders

∎  Added two new Independent Directors

∎  Recognized in the 2019 Bloomberg Gender-Equality Index for the second consecutive year

∎  Separated the roles of CEO and Chair of the Board and appointed an Independent Chair of the Board

2020

∎  Completed internalization to enable stronger alignment of incentives between stockholders and executives and increased transparency and disclosure

∎  Refined Director “over-boarding” policy to reduce the number of outside boards on which Directors can serve

∎  Appointed our first Head of Inclusion and formed an Inclusion Support Committee of Executive Sponsors

∎  Recognized in the 2020 Bloomberg Gender-Equality Index for the third consecutive year

∎  Amended Corporate Governance Guidelines to formalize Board’s commitment to seeking out highly qualified candidates of diverse gender and race/ethnicity

∎  Published inaugural Corporate Responsibility Report

2021

∎  Amended the Company’s governance documents to reflect the integrated ESG oversight across the Board and its Committees

∎  Disclosed racial/ethnic diversity of our Directors in our Board skills and experiences matrix for the first time

∎  Added new Independent Director

∎  Became a signatory of the CEO Action for Diversity and Inclusion

∎  Published second Corporate Responsibility Report

∎  Disclosed workforce diversity statistics, including EEO-1 Reports

∎  Recognized in the 2021 Bloomberg Gender-Equality Index for the fourth consecutive year

∎  Finalist for the 2021 NACD Diversity, Equity and Inclusion awards

∎  Expanded to seven employee-sponsored affinity groups

2022

∎  Amended bylaws to lower the threshold for stockholders to call special meetings to 25% of shares outstanding

∎  Published climate-related disclosures and committed to assess our climate change risks and opportunities taking into consideration the recommendations of the TCFD

∎  Recognized in the 2022 Bloomberg Gender-Equality Index for the fifth consecutive year

∎  Enhanced the Company’s parental leave policy, providing extended leave for child and family care as well as access to expanded fertility benefits

GOVERNING DOCUMENTS

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of business. This Code of Conduct is applicable to the Company’s Directors, executive officers and employees, and is also a “code of ethics” as defined in Item 406(b) of Regulation S-K. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of the Code of Conduct on the Company’s website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that, in conjunction with our Charter, our Bylaws and the charters of the Board Committees, provide the framework for governance of the Company.

Other Governance Policies

The Company’s Directors, executive officers and employees are also subject to the Company’s other governance policies, including a Foreign Corrupt Practices Act and Anti-Bribery Compliance Policy, an Insider Trading Policy, and a Regulation FD Policy.

Where You Can Find the Code of Conduct, Corporate Governance Guidelines and Committee Charters

The Code of Conduct, Corporate Governance Guidelines, MDC Committee Charter, Audit Committee Charter, NCG Committee Charter, Corporate Responsibility Committee Charter and Risk Committee Charter are available on Annaly’s website (www.annaly.com). The Company will provide copies of these documents free of charge to any stockholder who sends a written request to Investor Relations, Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, NY 10036.

Board Committees

The Board has five standing Committees: the Audit Committee, the MDC Committee, the NCG Committee, the Risk Committee and the Corporate Responsibility (“CR”) Committee.

The table below shows the membership as of the date of this Proxy Statement of each Board Committee and number of Committee meetings held in 2021.

Director	Audit Committee	MDC Committee	NCG Committee	CR Committee	Risk Committee

Francine J. Bovich				•

Wellington J. Denahan†				•

Katie Beirne Fallon			•

David L. Finkelstein

Thomas Hamilton	•	•			•

Kathy Hopinkah Hannan	E	•	•

Michael Haylon*	• E				•

Eric A. Reeves			•	•

John H. Schaefer	•	•			•

Glenn A. Votek(1)				•	•

Vicki Williams	•

% of Independent Members:	100%	100%	100%	60%	60%

2021 Meetings:	6	7	4	4	5

•	Member	Chair	E	Audit Committee Financial Expert	†	Vice Chair of the Board * Independent Chair of the Board

Committee Membership Determinations

The Board annually reviews the membership and chairship of each Board Committee as part of its broader Board and Committee refreshment and succession planning. This review, which is led by the NCG Committee, takes into account, among other factors, the needs of the Committees, the experience, availability and projected tenure of Directors and the desire to balance Committee continuity with fresh insights. For additional detail, see the “Board Effectiveness, Self-Evaluations and Refreshment” section of this Proxy Statement.

Note: For footnoted information, please refer to “Board Committees” in Endnotes section.

AUDIT COMMITTEE

Committee Members: Kathy Hopinkah Hannan (Chair) Thomas Hamilton Michael Haylon John H. Schaefer Vicki Williams Number of Meetings in 2021: 6

Key Responsibilities:

∎ Appoints the independent registered public accounting firm and reviews its qualifications, performance and independence

∎ Reviews the plan and results of the auditing engagement with the Chief Financial Officer and the independent registered public accounting firm

∎ Oversees internal audit activities

∎ Oversees the quality and integrity of financial statements and financial reporting process

∎ Oversees the adequacy and effectiveness of internal control over financial reporting

∎ Reviews and pre-approves the audit and permitted non-audit services and proposed fees of the independent registered public accounting firm

∎ Prepares the report of the Audit Committee required by the rules of the SEC to be included in the Proxy Statement

∎ Together with the Risk Committee, jointly oversees practices and policies related to cybersecurity and receives regular reports from management throughout the year on cybersecurity and related risks

Each member of the Audit Committee is financially literate and independent of the Company and management under the applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the NYSE. The Board has designated Dr. Hannan and Mr. Haylon as audit committee financial experts under applicable SEC rules.

For more information on the Audit Committee’s responsibilities and activities, see the “Board Oversight of Risk” and “Report of the Audit Committee” sections of this Proxy Statement.

CORPORATE RESPONSIBILITY COMMITTEE

Committee Members: Katie Beirne Fallon (Chair) Francine J. Bovich Wellington J. Denahan Eric A. Reeves Glenn A. Votek Number of Meetings in 2021: 4

Key Responsibilities:

Assists the Board in its oversight of the Company’s items of corporate responsibility that reflect the Company’s values and character, including:

∎  corporate philanthropy

∎  responsible investments, including social impact investments

∎  environmental and sustainability

∎  public policy

∎  reputation

For more information on the Corporate Responsibility Committee’s responsibilities, see the “ Board Oversight of Risk” and “Environmental, Social & Governance (ESG)” sections of this Proxy Statement.

MDC COMMITTEE

Committee Members: Vicki Williams (Chair) Thomas Hamilton Kathy Hopinkah Hannan John H. Schaefer Number of Meetings in 2021: 7

Key Responsibilities:

∎ Assists the Board in overseeing the Company’s executive compensation policies and practices

∎ Reviews and recommends to the Independent Directors for approval the compensation of the CEO

∎ Reviews and approves the compensation of the NEOs, other than the CEO

∎ Reviews, approves and recommends to the Board the adoption of equity-based compensation or incentive compensation plans

∎ Assists the Board in its oversight of the development, implementation and effectiveness of the Company’s policies and strategies relating to its human capital management, including recruiting, retention, career development, management succession, corporate culture, diversity and employment

∎ Reviews the form and amount of Director compensation

∎ Prepares the report of the Compensation Committee required by the rules of the SEC to be included in the Proxy Statement

Each member of the MDC Committee is independent of the Company and management under the listing standards of the NYSE and qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

For more information on the MDC Committee’s responsibilities and activities, see the “Compensation of Directors,” “Compensation Discussion and Analysis,” and “ Report of the Compensation Committee” sections of this Proxy Statement.

NCG COMMITTEE

Committee Members: Francine J. Bovich (Chair) Katie Beirne Fallon Kathy Hopinkah Hannan Eric A. Reeves Number of Meetings in 2021: 4

Key Responsibilities:

∎ Develops and recommends criteria for considering potential Board candidates

∎ Identifies and screens individuals qualified to become Board members, and recommends to the Board candidates for nomination for election or re-election to the Board and to fill Board vacancies

∎ Develops and recommends to the Board a set of corporate governance guidelines and recommends modifications as appropriate

∎ Provides oversight of the evaluation of the Board

∎ Considers other corporate governance matters such as Director tenure and retirement policies, and potential conflicts of interest of Board members and senior management, and recommends changes as appropriate

∎ Considers continuing education alternatives for directors and provides oversight of management’s responsibility for providing the Board with educational sessions on matters relevant to the Company and its business

Each member of the NCG Committee is independent of the Company and management under the applicable listing standards of the NYSE.

For more information on the NCG Committee’s responsibilities and activities, see the “Director Criteria and Qualifications,” “Consideration of Board Diversity,” “Board Effectiveness, Self-Evaluations and Refreshment,” “Director Nomination Process ” and “Stockholder Recommendation of Director Candidates” sections of this Proxy Statement.

RISK COMMITTEE

Committee Members: Wellington J. Denahan (Chair) Thomas Hamilton Michael Haylon John H. Schaefer Glenn A. Votek Number of Meetings in 2021: 5

Key Responsibilities:

Assists the Board in its oversight of the Company’s:

∎ risk governance structure

∎ risk management and risk assessment guidelines and policies regarding capital, liquidity and funding risk,  investment/market risk, credit risk, counterparty risk, operational risk, compliance, regulatory and legal risk,  and such other risks as necessary to fulfill the Committee’s duties and responsibilities

∎ risk appetite, including risk appetite levels and capital adequacy and limits

∎ practices and policies related to cybersecurity (together with the Audit Committee) and receives regular reports  from management throughout the year on cybersecurity and related risks

For more information on the Risk Committee’s responsibilities and activities, see the “Board Oversight of Risk ” section of this Proxy Statement.

Board Structure and Processes

Over the last few years, the Board has focused on enhancing its structure, composition and effectiveness. Recent enhancements, including declassifying the Board and separating the roles of the Chair of the Board and CEO, have been informed by the Board’s annual self-evaluation and succession planning processes, its review of evolving best practices and feedback from the Company’s long-term stockholders.

BOARD LEADERSHIP STRUCTURE

In November 2019, the Board separated the roles of Chair of the Board and CEO. While the Board believes that whether to have the same person occupy the offices of Chair of the Board and CEO should be decided by the Board from time to time in its business judgment, the Board has determined that having strong independent Board leadership in the form of an Independent Chair is in the best interests of the Company at this time. In addition to the Chair, the Board may elect a Vice Chair to assist the Chair from among its members. Currently, Mr. Haylon serves as Independent Chair of the Board and Ms. Denahan serves as Vice Chair.

The separation of the CEO and Chair roles allows Mr. Finkelstein to focus on the Company’s overall business and strategy, while allowing Mr. Haylon to focus his attention on governance of the Board and oversight of management. Ms. Denahan supports Mr. Haylon in carrying out certain of his responsibilities. The Board believes that its independent oversight function is further enhanced by its policy to hold regular executive sessions of the Independent Directors without management present and the fact that a majority of the Company’s Directors (and every member of the Audit Committee, MDC Committee and NCG Committee) is independent.

The Independent Chair of the Board

∎ Presides at meetings and executive sessions of the Board

∎ Serves as a liaison between the CEO and the Independent Directors

∎ Presides over Annual Meetings of Stockholders

∎ Together with the Board and Vice Chair, serves as an advisor to the CEO

∎ Participates, together with the MDC Committee, in the performance evaluation of the CEO

∎ Provides input into the selection of Committee chairs

∎ Approves Board meeting agendas and schedules

∎ Advises the CEO on the Board’s informational needs

∎ Has authority to call and chair meetings and executive sessions of the Board

∎ Authorizes the retention of advisors and consultants who report to the Board

∎ Together with the NCG Chair, leads the Board’s annual performance evaluation

∎ If requested by stockholders, ensures that he or she is available when appropriate for consultation and direct communication with major stockholders

INDEPENDENCE OF DIRECTORS

Annaly’s Corporate Governance Guidelines and NYSE rules require that at least a majority of Board members are Independent Directors. The Board has adopted the definition of “independent director” set forth in Section 303A of the NYSE rules and has affirmatively determined that each Director (other than Ms. Denahan and Messrs. Finkelstein and Votek) has no relationships with the Company other than as a Director (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is therefore independent under all applicable criteria for independence in accordance with the standards set forth in the NYSE rules and Annaly’s Corporate Governance Guidelines.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

The Corporate Governance Guidelines require that the Board have at least two regularly scheduled executive sessions of Independent Directors each year. These executive sessions, which are designed to promote unfettered discussions among the Independent Directors, are presided over by the Independent Chair of the Board. During 2021, the Independent Directors, without the participation of Board members who are members of management, held ten executive sessions.

BOARD OVERSIGHT OF RISK

FULL BOARD

Risk management begins with the Board, through review and oversight of the Company’s risk management framework, and continues with executive management, through ongoing formulation of risk management practices and related execution. The Board exercises its oversight of risk primarily through its Risk Committee and Audit Committee with support from the other Board Committees. At least annually, the full Board reviews with management the Company’s risk management program, which identifies and quantifies a broad spectrum of enterprise-wide risks, including cyber and technology-related risks, and related action plans

Audit Committee		Risk Committee

Assists the Board in its oversight of the quality and integrity of the Company’s accounting, internal controls and financial reporting practices, including appointing the independent auditor and reviewing its qualifications, performance and independence, and compliance with legal and regulatory requirements

Assists the Board in its oversight of the Company’s risk governance structure, risk management and risk assessment guidelines and policies, and risk appetite, including risk appetite levels and capital adequacy and limits

MDC Committee	Corporate Responsibility Committee	NCG Committee
Assists the Board in its oversight of risk related to the Company’s compensation policies and practices and human capital management matters, including succession planning	Assists the Board in its oversight of any matters that may present reputational or ESG risk to the Company	Assists the Board in its oversight of the Company’s corporate governance framework and the annual self-evaluation of the Board

MANAGEMENT

Responsible for day-to-day risk assessment and risk management. A series of management committees have decision-making responsibilities for risk assessment and risk management activities. These management committees include the Operating Committee, Enterprise Risk Committee, the Asset and Liability Committee, the Investment Committee and the Financial Reporting and Disclosure Committee

As part of their risk oversight responsibilities, the Audit Committee and Risk Committee held two joint meetings in 2021. The Audit Committee and Risk Committee receive regular reports from management throughout the year on cybersecurity and related risks. In 2021, Dr. Hannan and Mr. Votek completed the Carnegie Mellon/NACD Cyber-Risk Oversight Program and earned the CERT Certificate in Cybersecurity Oversight. In addition to the risk oversight processes outlined above, the Board annually reviews its risk assessment of the Company’s compensation policies and practices applicable to the Company’s equity incentive plans. For additional information on this review, please see the “Risks Related to Compensation Policies and Practices” section of this Proxy Statement.

CEO PERFORMANCE REVIEWS AND MANAGEMENT SUCCESSION PLANNING

The Independent Chair of the Board and the Chair of the MDC Committee jointly coordinate and lead the Board’s annual performance evaluation of the CEO, which reflects input from all Non-Employee Directors. The Board, led by the MDC Committee, oversees and maintains a succession plan for the CEO and other senior executives. Executive succession and talent development are a regular agenda item for the Board and, at least once per year, the Board has a fulsome discussion of talent at each business and functional leadership level across the Company. In carrying out this function, the Board endeavors to ensure that the Company’s management has the capabilities to cause the Company to operate in an efficient and business-like fashion in the event of a vacancy in senior management, whether anticipated or sudden.

BOARD EFFECTIVENESS, SELF-EVALUATIONS AND REFRESHMENT

The Company’s comprehensive Board and Committee refreshment and succession planning process is designed to ensure that the Board and each Committee is comprised of highly qualified Directors, with the independence, diversity, skills and perspectives to provide strong and effective oversight. The Board, led by the NCG Committee, annually evaluates the composition of the Board and each Committee, and rigorously evaluates individual Directors to ensure a continued match of their skill sets and tenure against the needs of the Company.

The NCG Committee is also responsible for overseeing an annual self-evaluation process for the Board. The self-evaluation process seeks to identify specific areas, if any, that need improvement or strengthening in order to increase the effectiveness of the Board as a whole and its members and committees.

Focus areas of the 2021 self-evaluation included Board and Committee leadership structure, dynamics, priorities, skills, processes and fulfillment of responsibilities. Based on the results of the 2021 self-evaluation process, the Board’s practices evolved in a number of ways, including:

∎  Enhanced corporate governance guidelines and Board committee charters to reflect integrated ESG oversight across the Board and its committees

∎  2022 Board agenda revised to include additional sessions on priority topics

∎  Additional presentations/education sessions from external experts

DIRECTOR CRITERIA AND QUALIFICATIONS

The NCG Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers a wide range of factors when assessing potential Director nominees, including a candidate’s background, skills, expertise, diversity, accessibility and availability to serve effectively on the Board. All candidates should (i) possess the highest personal and professional ethics, integrity and values, exercise good business judgment and be committed to representing the long-term interests of the Company and its stockholders, and (ii) have an inquisitive and objective perspective, practical wisdom and mature judgment. It is expected that all Directors will have an understanding of the Company’s business and be willing to devote sufficient time and effort to carrying out their duties and responsibilities effectively.

CONSIDERATION OF BOARD DIVERSITY

The Company endeavors to have a Board representing diverse backgrounds and a wide range of professional experiences. The Company’s Corporate Governance Guidelines reflect the Board’s commitment to seeking out highly qualified candidates of diverse gender and race/ethnicity, as well as taking into account other factors that promote principles of diversity, including diversity of a candidate’s perspective, background, nationality, age and other demographics. The NCG Committee instructs any search firm it engages to include candidates of diverse gender and race/ethnicity in every director candidate pool presented to the NCG Committee.

The Corporate Governance Guidelines formalize the Board’s commitment to seeking out highly qualified candidates of diverse gender and race/ethnicity

DIRECTOR NOMINATION PROCESS

The NCG Committee is responsible for identifying and screening nominees for Director and for recommending to the Board candidates for nomination for election or re-election to the Board and to fill Board vacancies. The NCG Committee also seeks to maintain an ongoing list of potential Board candidates. Nominees may be suggested by Directors, members of management, stockholders or professional search firms. In evaluating a Director nomination, the NCG Committee may review materials provided by the nominator, a professional search firm or any other party.

STOCKHOLDER RECOMMENDATION OF DIRECTOR CANDIDATES

Stockholders who wish the NCG Committee to consider their recommendations for Director candidates should submit their recommendations in writing to Anthony C. Green, the Chief Corporate Officer, Chief Legal Officer and Secretary at the Company’s principal executive offices. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the NCG Committee at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the recommendation of a Director candidate, such materials are forwarded to the NCG Committee. Properly submitted recommendations by stockholders will receive the same consideration by the NCG Committee as other suggested nominees.

COMMUNICATIONS WITH THE BOARD

Stockholders and other persons interested in communicating with an individual Director (including the Independent Chair of the Board), the Independent Directors as a group, any committee of the Board or the Board as a whole, may do so by submitting such communication to:

Annaly Capital Management, Inc.

[Addressee]

1211 Avenue of the Americas

New York, NY 10036

Phone: 1-888-8 ANNALY

Facsimile: (212) 696-9809

Email: investor@annaly.com

The Legal Department reviews all communications to the Directors and forwards those communications related to the duties and responsibilities of the Board to the appropriate parties. Certain items such as business solicitation or advertisements, product-related inquiries, junk mail or mass mailings, resumes or other job-related inquiries, spam and unduly hostile, threatening, potentially illegal or similarly unsuitable communications will not be forwarded.

DIRECTOR ATTENDANCE

During 2021, the Board held 10 meetings. All Directors attended at least 75% of the aggregate number of meetings of the full Board and the Committees on which they served, during the period in which they served, in 2021.

The Company encourages each member of the Board to attend the Annual Meeting. All of the Company’s Directors attended the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) except for Ms. Denahan, who was unable to attend the 2021 Annual Meeting due to a personal conflict.

BOARD COMMITMENT AND OVER-BOARDING POLICY

In response to revised policies and commentary from leading institutional investors and the considerable time commitment and responsibilities associated with Board and Committee service, in 2020 the Board refined its Director “over-boarding” policy to provide that:

∎	Directors should not serve on more than three other public company boards in addition to the Company’s Board;
∎	Directors who also serve as CEOs or hold equivalent positions at other companies should not serve on more than one other public company board in addition to the Company’s Board; and
∎	A member of the Audit Committee should not serve on the audit committee of more than two other public companies.

All Directors are currently in compliance with this policy. Directors are required to notify the Independent Chair of the Board and the Chair of the NCG Committee in advance of accepting an invitation to serve on another public company board.

The Company’s “over-boarding” policy limits the number of outside boards on which our Directors can serve

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

The Board believes that Director orientation and continuing education is critical to the Board’s ability to fulfill its responsibilities in a dynamic and constantly evolving business environment. New Directors participate in a robust onboarding process, which includes extensive training materials and personal briefings by senior management on the Company’s strategic plans, financial statements, and key policies and practices. In addition, the Company encourages Directors to participate in external continuing Director education programs, and the Company provides reimbursement for related expenses. Continuing Director education is also provided during Board meetings and as stand-alone information sessions outside of meetings. In line with the Company’s commitment to continuing Board education, the Board is a Full Board Member of the NACD, which gives Directors access to an extensive menu of Board education programs, along with research on governance trends and Board practices.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Approval of Related Party Transactions

The Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). The Board has adopted a written policy on transactions with related persons in conformity with NYSE listing standards.

Under this policy any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved in advance by the Audit Committee or any other standing or ad hoc committee of the Board composed solely of Independent Directors who are disinterested or by the disinterested and independent members of the full Board.

In connection with the review and approval of a related person transaction, management must:

∎

disclose the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

∎

advise as to whether the related person transaction complies with the terms of agreements governing the Company’s material outstanding indebtedness that limit or restrict the Company’s ability to enter into a related person transaction;

∎

advise as to whether the related person transaction will be required to be disclosed in the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act (the Exchange Act collectively with the Securities Act, the “Acts”), and related rules, and, to the extent such transaction is required to be disclosed, ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and

∎	advise as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that a committee or disinterested Directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee Director or Director nominee, should consider whether such transaction would compromise the Director or Director nominee’s status as an “independent,” or “non-employee” Director, as applicable, under the rules and regulations of the SEC, the Acts, the NYSE and the Code of Conduct.

COMPENSATION OF DIRECTORS

The Company compensates the Non-Employee Directors. Any Director who is also an executive officer or employee does not receive compensation for serving on the Board. The MDC Committee is responsible for reviewing, and recommending to the Board, the form and amount of compensation paid to the Non-Employee Directors.

The annual compensation elements paid to the Non-Employee Directors for service on the Board and its standing committees for 2021 are set forth below:

Annual Compensation Element	Amount

Annual Cash Retainer	$100,000

Deferred Stock Unit (“DSU”) Grant	$145,000 in DSUs

Independent Board Chair Retainer	$115,000

Vice Chair Retainer	$10,000

Committee Member Retainer	$10,000 – all Board committees

Committee Chair Retainer(1)	$25,000 – Audit Committee $20,000 – MDC Committee $15,000 – all other Board committees

1.	Committee Chairs receive Committee Chair Retainers in addition to, and not in lieu of, Committee Member Retainers.

Each DSU is equivalent in value to one share of the Company’s common stock. DSUs are granted on the date of the annual stockholder meeting and vest immediately. DSUs convert to shares of the Company’s common stock one year after the date of grant unless the Director elects to defer the settlement of the DSUs to a later date. DSUs do not have voting rights. DSUs pay dividend equivalents in either cash or additional DSUs at the election of the Director. Directors are also eligible to receive other stock-based awards under the Company’s 2021 Equity Incentive Plan, which includes certain limits on awards to Non-Employee Directors.

The Company reimburses the Directors for their reasonable out-of-pocket travel expenses incurred in connection with their attendance at full Board and committee meetings.

Director Stock Ownership Guidelines

The stock ownership guidelines for Non-Employee Directors provides that each Non-Employee Director should strive to own an amount of the Company’s common stock equal to five times the annual cash retainer. Shares counting toward the guideline include shares that are owned outright, DSUs and any other shares held in deferral accounts. To facilitate achievement of the guideline, the Board has adopted and implemented a “retention ratio” that requires Non-Employee Directors to retain and hold 50% of the net profit shares from DSUs until the specified ownership level is achieved. As of the date of this proxy statement, all of the Non-Employee Directors had met or were on their way to meeting their stock ownership guideline.

The stock ownership guideline for Non-Employee Directors is 5x the annual cash retainer

Role of the Independent Compensation Consultant

During 2021, the MDC Committee retained an independent compensation consultant, Frederic W. Cook & Co. (“F. W. Cook”), to assist the MDC Committee in its review of the compensation provided to the Non-Employee Directors. F.W. Cook provides market research and analyses on Director compensation programs and proposals, including reviews of competitive market trends and design practices and relevant peer and market benchmarking. The MDC Committee considered F. W. Cook’s independence in light of SEC regulations and NYSE listing standards. The MDC Committee discussed all relevant factors and concluded that no conflict of interest exists that would prevent F. W. Cook from independently representing the MDC Committee.

Director Compensation

The table below summarizes the compensation paid by the Company to the Non-Employee Directors for the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)		Total ($)

Francine J. Bovich	135,000	145,000	—		280,000

Wellington J. Denahan	145,000	145,000	—		290,000

Katie Beirne Fallon	135,000	145,000	—		280,000

Thomas Hamilton	130,000	145,000	—		275,000

Kathy Hopinkah Hannan	155,000	145,000	—		300,000

Michael Haylon	235,000	145,000	—		380,000

Eric A. Reeves	120,000	145,000	—		265,000

John H. Schaefer	130,000	145,000	—		275,000

Donnell A. Segalas(3)	65,000	—	—		65,000

Glenn A. Votek	120,000	145,000	23,940	(2)	288,940

Vicki Williams	140,000	145,000	—		285,000

1)

The amounts in this column represent the aggregate grant date fair value of the DSU awards, computed in accordance with FASB ASC Topic 718 and based on the closing price of the Company’s common stock on the date of grant. DSUs are vested at grant and accrue dividend equivalents as additional DSUs or cash at the election of the Director.

2)	Represents the aggregate incremental cost to the Company for a Bloomberg terminal for the director.
3)	Mr. Segalas served on the Board through May 19, 2021, the date of the 2021 Annual Meeting.

Executive Officers

The following table sets forth certain information with respect to the Company’s executive officers:

Name	Age	Title

David L. Finkelstein	49	Chief Executive Officer and President

Serena Wolfe	42	Chief Financial Officer

Steven F. Campbell	50	Chief Operating Officer

Ilker Ertas	51	Chief Investment Officer

Anthony C. Green	47	Chief Corporate Officer, Chief Legal Officer and Secretary

Biographical information on Mr.  Finkelstein is provided above under the heading “Election of Directors.” Certain biographical information for Ms. Wolfe and Messrs. Campbell, Ertas and Green is set forth below.

Serena Wolfe has served as Chief Financial Officer of the Company since December 2019. Prior to joining the Company in 2019, Ms. Wolfe served as a Partner at Ernst & Young LLP (“EY”) since 2011 and as its Central Region Real Estate Hospitality & Construction (“RHC”) leader from 2017 to November 2019, managing the go-to-market efforts and client relationships across the sector. Ms. Wolfe was previously also EY’s Global RHC Assurance Leader. Ms. Wolfe practiced with EY for over 20 years, including six years with EY Australia and 16 years with the U.S. practice. Ms. Wolfe currently serves on the boards of Berkshire Grey, Inc. and Doma Holdings, Inc. Ms. Wolfe graduated from the University of Queensland with a Bachelor of Commerce in Accounting. She is a Certified Public Accountant in the states of New York, California, Illinois and Pennsylvania.

Steven F. Campbell has served as Chief Operating Officer of the Company since June 2020. Prior to this position, Mr. Campbell served in a number of other senior roles at the Company, including as Head of Business Operations from September 2019 to June 2020, Head of Credit Operations and Enterprise Risk from February 2018 to September 2019, Chief Operating Officer of Annaly Commercial Real Estate Group from December 2016 to February 2018 and Head of Credit Strategy from April 2015 to February 2018. Mr. Campbell has over 20 years of experience in financial services. Prior to joining the Company in 2015, Mr. Campbell held various roles over six years at Fortress Investment Group LLC, including serving as a Managing Director in the Credit Funds business. Prior to that, Mr. Campbell held positions at General Electric Capital Corporation and D.B. Zwirn & Co, L.P. with a focus on credit and debt restructuring. Mr. Campbell received a B.B.A. from the University of Notre Dame and a M.B.A. from the University of Chicago, Booth School of Business.

Ilker Ertas has served as Chief Investment Officer of the Company since December 2021. Prior to this position, Mr. Ertas served in a number of other senior roles at the Company, including as Head of Securitized Products from February 2019 to December 2021, Head of RMBS Portfolios from February 2018 to February 2019, Head of Trading from February 2017 to February 2018, Head of Asset Trading from October 2016 to February 2017 and Managing Director, Agency & Residential Credit from June 2015 to October 2016. Mr. Ertas has 20 years of experience in U.S. fixed income markets. Prior to joining the Company in 2015, Mr. Ertas was at Citigroup Inc., where he was most recently a Managing Director and Head of Mortgage Derivatives Trading. Mr. Ertas has also held mortgage trading positions at Barclays PLC and Lehman Brothers Holdings Inc. Mr. Ertas received a B.S. in Industrial Engineering from Bogazici University in Istanbul, Turkey and a M.B.A. from the Yale School of Management.

Anthony C. Green has served as Chief Corporate Officer of the Company since January 2019 and as Chief Legal Officer and Secretary of the Company since March 2017. Mr. Green previously served as the Company’s Deputy General Counsel from 2009 until February 2017. Prior to joining the Company, Mr. Green was a partner in the Corporate, Securities, Mergers & Acquisitions Group at the law firm K&L Gates LLP. Mr. Green has over 20 years of experience in corporate and securities law. Mr. Green holds a B.A. in Economics and Political Science from the University of Pennsylvania and a J.D. and LL.M. in International and Comparative Law from Cornell Law School.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the key features of the Company’s executive compensation program and the Management Development and Compensation Committee’s approach in deciding compensation for the Company’s NEOs for performance in 2021:

NEO Name	Title

David L. Finkelstein	Chief Executive Officer and President

Serena Wolfe	Chief Financial Officer

Anthony C. Green	Chief Corporate Officer, Chief Legal Officer and Secretary

Ilker Ertas	Chief Investment Officer (since December 2021) Head of Securitized Products (until December 2021)

Timothy P. Coffey(1)	Former Chief Credit Officer (until February 2022)

1)	Effective February 14, 2022, Mr. Coffey separated from employment with the Company.

This discussion is divided into four topics: (1) Executive Summary, (2)  How Executive Compensation Decisions are Made, (3)  Executive Compensation Design and Award Decisions for 2021, and (4) Executive Compensation Policies.

EXECUTIVE SUMMARY

Introduction

2021 marked the first full year that the Company was internally-managed. Prior to July 2020, the Company had been externally-managed by Annaly Management Company LLC (the “Former Manager”) since July 2013. As an externally-managed REIT, the Company had paid the Former Manager a monthly cash management fee and the Former Manager (rather than the Company) had employed and compensated the Company’s management team (including the NEOs). During this time, the Compensation Committee of the Board had oversight of the management fees paid by the Company to the Former Manager, but the Compensation Committee did not have oversight, direction or guidance in respect of the compensation paid by the Former Manager to the NEOs.

Effective July 1, 2020, the Company transitioned from an externally-managed REIT to an internally-managed REIT (the “Internalization”) and the MDC Committee assumed responsibility of the Company’s executive compensation program and broad oversight of its human capital management. As described further below, the MDC Committee is committed to institutionalizing a market competitive executive compensation program that incentivizes strong performance, drives alignment with stockholders and reflects best practices, market insights and robust governance. This commitment is reflected by the significant changes to the executive compensation program upon the closing of the Internalization, as well as the additional compensation enhancements adopted by the MDC Committee for 2021.

Executive Compensation Following the Internalization

Following peer benchmarking, stockholder outreach and a review of best practices, the MDC Committee introduced a number of changes to the Company’s executive compensation program in connection with the Internalization, including:

∎	Introduced equity incentives (including performance-based awards), which represented a significant shift from the Former Manager’s all-cash compensation structure

∎	Introduced a quantitative corporate performance scorecard, that included both financial and non-financial goals

∎	Adopted robust NEO stock ownership requirements and holding restrictions

∎	Adopted an enhanced clawback policy that includes triggers for accounting restatements and executive misconduct

Executive Compensation Enhancements for 2021

To further the alignment of our executive compensation program with the interests of our stockholders and support the firm’s ownership culture, the MDC Committee made a number of enhancements to our executive compensation program for 2021, including:

∎	Reduced discretion and provided for a more formulaic approach to determining NEO annual incentive opportunities with 75% based on corporate/organizational metrics and 25% based on individual metrics

– Increased the proportion of objective financial metrics as a percentage of corporate/organizational metrics from 50% to 60%
∎ Introduced pre-established target amounts for all NEO annual incentive opportunities with payout ranging from 80% to a maximum of 120% of target

∎

For the CEO, increased the relative weighting of equity as a percentage of total incentive compensation opportunity to greater than 50% (with a majority of the NEOs at 50% or greater for 2021 and all NEOs at 50% or greater for 2022)

∎	For all NEOs, increased the proportion of performance stock units (“PSUs”) as a percentage of total equity compensation to 50%

Philosophy and Program Objectives

The MDC Committee’s compensation philosophy seeks to align the interests of the Company’s employees with those of its stockholders and is driven by the following principles:

∎	Pay for Performance: A significant portion of executive officer compensation should vary with business performance;

∎	Create Long-Term Stockholder Value: Equity incentive awards should have multi-year vesting and performance periods;

∎	Support Risk Management: Compensation policies and practices should reflect the Company’s risk management culture;

∎	Attract, Retain and Incentivize Top Talent: Compensation packages should be market-competitive to facilitate hiring, retaining and motivating high-performing executives; and

∎	Reinforce our Culture and ESG Priorities: Compensation programs should incorporate our ESG goals and align leadership with our firm culture and values.

2021 Investment Strategy and Performance

Annaly’s portfolio continued to generate strong earnings with ample dividend coverage as mortgage servicing rights

(“MSR”) the Company increased its capital allocation to credit and continued to build out its platform

Total Assets(2)	Capital Allocation(3)		Economic / Tangible Economic Return (FY 2021)	Total Shareholder Return Since Annaly’s IPO(4)
$89.2bn	68% Agency	32% Credit	-0.8% / 0.0%

∎  Annaly generated earnings available for distribution(5) (“EAD”) of $1.16 per average share of common stock for the year, representing dividend coverage of +125%

∎  Portfolio was well-positioned for market volatility with prudent leverage, conservative hedging and optimal asset allocation

–  $82  billion in highly liquid Agency portfolio, representing 91% of total assets(2), remains the foundation of portfolio

∎  Capital allocation(3) to credit increased from 22% to 32% throughout the year

–  Driven by credit originations(6) of $6.1 billion for the full year, more than double year-over-year

∎  Annaly’s Residential Credit Group grew assets by nearly 90% throughout 2021, expanding its whole loan sourcing capabilities through the launch of its residential whole loan correspondent channel in April 2021

∎  Efficiently built out MSR platform with assets increasing to $645 million, over 4.5x the size of the portfolio at year-end 2020(7)

∎  Completed the $2.33 billion sale of Annaly’s Commercial Real Estate Business

Note: For footnoted information, please refer to “2021 Investment Strategy and Performance” in Endnotes section.

Financing, Capital and Liquidity

Maintained a conservative leverage profile with significant liquidity while achieving record-low financing costs during the year
∎ Economic leverage(1) reduced to 5.7x from 6.2x in the prior year

∎  $9.3  billion of unencumbered assets, including cash and unencumbered Agency MBS of $5.2 billion

∎  Achieved record low financing costs during the year, with average GAAP cost of interest bearing liabilities declining 72bps to 0.37% and average economic cost of interest bearing liabilities(1) declining 55bps to 0.79% for the year ended 2021 compared to the year ended 2020

∎  Raised $552 million of accretive common equity through the at-the-market sales program during the year(2)

∎  Added over $500 million of credit facility capacity across our credit businesses

∎  Completed sixteen residential whole loan securitizations totaling $6.3 billion since the beginning of 2021, bringing aggregate issuance to nearly $11.4 billion since the beginning of 2018(3)

Note: For footnoted information, please refer to “Financing, Capital and Liquidity” in Endnotes section.

Operational Efficiency
Annaly’s management internalization and disposition of its Commercial Real Estate business allowed for opportunities for incremental cost control and operating flexibility

∎  Demonstrated improved cost efficiency metrics throughout the year

∎  Annaly’s operating expense was 1.35% for the year, a 20 basis point decrease, following the Company’s management internalization and disposition of the Commercial Real Estate business(1)

Operating Expense (“OpEx”) as % of Equity

Note: For footnoted information, please refer to “ Operational Efficiency ” in Endnotes section.

Components of Executive Compensation

The table below describes the objectives supported by the Company’s primary compensation elements for 2021 – commonly referred to as “total direct compensation,” along with an overview of the key measures and governance principles for each element.

2021 Compensation Element	Objectives	Key Measures	Governance Principles

Base salary	∎ Provide a level of fixed pay appropriate to an NEO’s roles and responsibilities	∎ Experience, duties and scope of responsibility ∎ Internal and external market factors	∎ Comprises minority of overall compensation opportunity compared to “at risk” pay

Annual Cash Incentives	∎ Provide a market competitive annual cash incentive opportunity ∎ Incentivize and reward superior Company and individual performance	∎ Considers achievement of financial, risk and other operational performance measures	∎ No guaranteed minimum award amounts

Long-Term Equity Incentives	∎ Align NEO’s interests with long-term stockholder interests ∎ Encourage long-term, sustainable performance results ∎ Support retention of key talent

∎ Award amounts included as part of annual incentive consider achievement of financial, risk and other operational performance measures for the performance year

∎ PSUs vest based on achievement of multiple rigorous Company performance metrics over a three-year performance period

∎ Restricted stock units (“RSUs”) vest based on continued service and provide both retention and stock value accumulation incentives

∎ No guaranteed minimum award amounts ∎ Equally-weighted mix of PSUs and RSUs

2021 Total Direct Compensation Table

The following table which supplements the Summary Compensation Table on page  50, shows the total direct compensation paid or awarded to each NEO for 2021, including compensation for 2021 performance that was paid or awarded by the Company in early 2022. The table below is not a substitute for the required information included in the Summary Compensation Table, however the MDC Committee believes it best aligns with how the Committee views executive compensation for a given performance year. In accordance with SEC rules, the Summary Compensation Table includes the grant date fair value of stock awards in the year granted, even if the grant is based on a review of prior year performance. As discussed in more detail below, the RSU and PSU awards granted in early 2021 for performance in 2020 are included in the Summary Compensation Table but not in the Total Direct Compensation Table; and conversely, the RSU and PSU awards granted in early 2022 for performance in 2021 are included in the Total Direct Compensation Table but not in the Summary Compensation Table.

		Awards for 2021 performance
NEO	Salary ($)(1)	Variable cash awards ($)(1)(2)	Equity awards (granted in 2022) ($)(2)(3)	Total

David L. Finkelstein	$1,000,000	$6,325,000	$7,325,000	$14,650,000

Serena Wolfe	$750,000	$3,000,000	$750,000	$4,500,000

Anthony C. Green	$750,000	$1,875,000	$1,875,000	$4,500,000

Ilker Ertas	$750,000	$2,325,000	$2,325,000	$5,400,000

Timothy P. Coffey	$750,000	$2,175,000	$2,175,000	$5,100,000

1)

These amounts represent the annual cash incentives paid by the Company to each executive for his or her service in 2021 and equal the amounts reported as 2021 compensation in the “Bonus” column of the Summary Compensation Table.

2)

These amounts approximate the dollar value of the RSUs and target PSUs that were granted to the NEOs in early 2022 as part of their annual incentive awards for performance in 2021 (ignoring rounding to whole units) and are based on the closing price of the Company’s common stock on the date of grant (February 1, 2022). In accordance with SEC rules, these amounts do not appear as 2021 compensation in the Summary Compensation Table. Rather, the grant date fair value for these awards will appear as 2022 compensation in the “Stock Awards” column in next year’s Summary Compensation Table. The breakdown between RSUs and PSUs of equity awards for 2021 performance (granted in 2022) to each executive is set forth in the table below:

NEO	RSUs	PSUs

David L. Finkelstein	$3,662,500	$3,662,500

Serena Wolfe	$ 375,000	$ 375,000

Anthony C. Green	$ 937,500	$ 937,500

Ilker Ertas	$1,162,500	$1,162,500

Timothy P. Coffey	$1,087,500	$1,087,500

3)

Total direct compensation amounts for 2021 do not reflect equity awards granted in January 2021 to each executive for performance in 2020. These awards are reflected in the “Stock Awards” column of the Summary Compensation Table.

Stockholder Outreach and Results of 2021 Say-on-Pay Vote

At the Company’s 2021 Annual Meeting, over 90% of the votes cast were in favor of the advisory resolution on executive compensation (commonly known as a “Say-on-Pay” vote). The MDC Committee carefully reviewed these voting results, along with additional feedback from the Company’s stockholder engagement efforts, when making executive compensation decisions. Since the beginning of 2021, the Company initiated outreach to stockholders representing approximately 90% of outstanding institutional shares. During these meetings, the Company solicited feedback on a number of corporate governance and corporate responsibility topics and requested feedback on stockholders’ preferred practices for executive compensation design and disclosure. As further described under “2021 – 2022 Stockholder Engagement Efforts ” above, the feedback generated through this engagement meaningfully informed the MDC Committee’s executive compensation decisions in 2021 and, as highlighted below, directly contributed to the MDC Committee’s holistic approach to institutionalizing a compensation program that drives performance, supports the Company’s culture and reflects the insights and priorities of the Company’s long-term investors.

WHAT THE COMPANY DOES

∎ Majority of compensation is “at risk” – for 2021, variable performance-based compensation comprised 93% of the CEO’s total compensation and 85% of the other NEOs’ total compensation(1)

∎ MDC Committee applied a corporate scorecard reflecting both objective financial and non-financial goals (75% weighting) and individual achievements (25% weighting) in determining total incentive awards for 2021

∎ Multiple performance metrics – diversified mix of rigorous Company performance metrics, including economic return and EAD return on equity

∎ Enhanced clawback policy covers all NEO incentive-based awards for financial restatements and misconduct

∎ All NEOs are subject to robust stock ownership requirements and holding restrictions

∎ Annual assessment of NEO compensation practices against peer companies and best practices

∎ Annual compensation risk assessment to ensure compensation program does not encourage excessive risk-taking

∎ Regular stockholder feedback through robust outreach program

WHAT THE COMPANY DOES NOT DO

∎  No minimum guaranteed bonus amounts

∎  No guaranteed salary increases

∎  No enhanced cash severance for terminations in connection with a change in control

∎  No NEO severance payments and benefits exceeding 2.99 times salary and bonus

∎  No “single trigger” cash severance or automatic vesting of equity awards based solely upon a change in control of the Company

∎  No excessive perquisites

∎  No tax gross-ups for change in control excise taxes or on any executive perquisites, other than for non-cash relocation benefits

∎  No hedging or pledging of Company stock

∎  No dividends or dividend equivalents on unvested awards paid unless and until the underlying awards are earned and vested

∎  No repricing of options or stock appreciation rights (“SARs”) or the exchange of underwater options or SARs for cash or other awards without  stockholder approval

∎  No supplemental executive retirement plans

The MDC Committee will continue to consider the outcome of future Say-on-Pay votes, as well as stockholder feedback received throughout the year, and invites stockholders to express their views to the MDC Committee as described under “Communications with the Board.”

HOW EXECUTIVE COMPENSATION DECISIONS ARE MADE

Overview

The MDC Committee reviews and discusses the performance of the CEO and make recommendations regarding his compensation for review and approval by the Independent Directors. For the other NEOs, the CEO makes individual compensation recommendations for review and approval by the MDC Committee. In making compensation recommendations and determinations, the MDC Committee utilizes the advice of its independent compensation consultant, reviews compensation-related policies and feedback of long-term investors, considers the terms of any applicable employment agreements, analyzes competitive market information and peer group data, and assesses Company and individual performance.

The Company’s Human Capital Management team supports the MDC Committee in the execution of its responsibilities with assistance from the Company’s Finance and Legal teams. The Company’s Head of Human Capital Management, Chief Financial Officer and Chief Legal Officer and Chief Corporate Officer oversee the development of materials for each MDC Committee meeting, including market data, historical compensation, and individual and Company performance metrics. No NEO, including the CEO, has a role in determining his or her own compensation.

Role of the MDC Committee’s Independent Compensation Consultant

During 2021, the MDC Committee retained an independent compensation consultant, Frederic W. Cook & Co. (“F. W. Cook”), to advise the MDC Committee on the Company’s executive compensation program design and

Note: For footnoted information, please refer to “What the Company Does” in Endnotes sections.

structure. In this capacity, F.W. Cook regularly attends meetings and executive sessions of the MDC Committee. As described above, F.W. Cook also assists the MDC Committee in its review of the Company’s compensation program for Non-Employee Directors. During 2021, F.W. Cook served solely as a consultant to the MDC Committee and did not provide any other services to the Company. The MDC Committee considered F. W. Cook’s independence in light of SEC regulations and NYSE listing standards and concluded that no conflict of interest exists that would prevent F. W. Cook from serving as an independent consultant to the MDC Committee.

Company Market Data

The MDC Committee considered compensation data and practices of a group of peer companies recommended by F.W. Cook (the “Compensation Peer Group”), as well as current market trends and practices generally, in developing appropriate compensation packages for the NEOs in 2021, but without any formulaic benchmarking.

Compensation Peer Group

Affiliated Managers Group, Inc. AGNC Investment Corp. Ameriprise Financial, Inc. Arbor Realty Trust Chimera Investment Corporation	Franklin Resources, Inc. Jefferies Financial Group Ladder Capital Corp. Lazard Ltd. MFA Financial, Inc.	New York Mortgage Trust Redwood Trust, Inc. Raymond James Financial, Inc. The Carlyle Group L.P. Voya Financial

The MDC Committee uses a separate group of mortgage REIT peers (the “Performance Peer Group”) to evaluate Company performance under the corporate scorecard described above and determine PSU award payouts as described further below. The Performance Peer Group companies have portfolios and investment strategies that most closely resemble the Company’s focus on residential mortgage assets.

Performance Peer Group(1)

AGNC Investment Corp. ARMOUR Residential REIT, Inc. Chimera Investment Corporation	Dynex Capital, Inc. Invesco Mortgage Capital, Inc. MFA Financial, Inc.	New York Mortgage Trust Two Harbors Investment Corp.

The MDC Committee reviews the compensation of executives in the Compensation Peer Group at least once per year. A broad range of data is considered by the MDC Committee to ascertain whether the CEO and other NEOs are appropriately positioned above, at or below the median to properly reflect various factors, such as the Company’s performance within the Performance Peer Group, the unique characteristics of the individual’s position, and applicable succession and retention considerations.

Note: For footnoted information, please refer to “Performance Peer Group” in Endnotes section.

EXECUTIVE COMPENSATION DESIGN AND AWARD DECISIONS FOR 2021

Overview

The MDC Committee is committed to maintaining an executive compensation program that attracts, retains and incentivizes top executive talent and generates long-term value for stockholders by directly linking compensation payout to Company performance without encouraging unnecessary risk taking. The Company’s executive compensation program primarily consists of base salaries and annual incentive awards delivered part in cash and part in equity awards, which include both RSUs and PSUs. The RSUs and PSUs include time-based and performance-based vesting requirements over multiple years following grant to further encourage sustainable Company performance aligned to long-term stockholder interests. The introduction of equity incentive awards to the Company’s executive compensation program in 2020 represented a significant shift from the Former Manager’s all-cash compensation structure. While the MDC Committee viewed 2020 as a transitional year in terms of the evolution of the Company’s executive compensation framework, the MDC Committee committed to increasing the relative weighting of long-term equity incentives, including PSUs, as a percentage of total executive compensation over time as reflected by the 2021 pay mixes for the CEO and the other NEOs.

2020 CEO PAY MIX(1)	2021 CEO PAY MIX(1)

2020 OTHER NEO PAY MIX(2)	2021 OTHER NEO PAY MIX(2)

Gray shading indicates at-risk performance-based compensation. Percentages may not sum to 100% due to rounding.

Note: For footnoted information, please refer to “Executive Compensation Design and Award Decisions for 2021” in Endnotes section.

Base Salary

Base salaries for NEOs are established after considering a variety of factors, including market data, historic pay, internal pay equity, the scope of each NEO’s responsibilities and individual and Company performance. Ms. Wolfe’s base salary for 2021 was paid in accordance with her now-expired employment agreement. No NEO is entitled (under an employment agreement or otherwise) to any guaranteed salary increase. Base salaries were not increased for the NEOs during 2021.

NEOs	Salary ($)

David L. Finkelstein	1,000,000

Serena Wolfe	750,000

Anthony C. Green	750,000

Ilker Ertas	750,000

Timothy P. Coffey	750,000

2021 Annual Incentives – Cash and Equity Awards

For each of Messrs. Finkelstein, Green, Ertas and Coffey, the MDC Committee established target amounts for their 2021 incentive awards at the beginning of the performance period. Target amounts for the NEOs other than Ms. Wolfe were established based on advice from the MDC Committee’s independent compensation consultant following a review of relevant Compensation Peer Group compensation data, an assessment of Company and individual performance in 2020 and other individual factors such as role, responsibility, tenure and retention needs. The target amount for Ms. Wolfe’s 2021 annual incentive was set forth in her now-expired employment agreement with the Company, which had been entered into in 2020 following the Internalization. The target amount set forth in Ms. Wolfe’s employment agreement with the Company was consistent with the terms of the employment agreement she had previously entered into with the Former Manager prior to the Internalization, which had been necessary to recruit her to the Company. Ms. Wolfe’s employment agreement with the Company specified an annual incentive target of $3,600,000 for 2021, with $3,000,000 targeted as a cash bonus and $600,000 targeted as an award of RSUs and/or PSUs. Ms. Wolfe’s target amount did not represent a guarantee and was subject to a performance review and final determination by the MDC Committee, as with Messrs. Finkelstein, Green, Ertas and Coffey (who did not have employment agreements with the Company).

For 2021, the MDC Committee established the following targets for annual incentive awards with a payout range of 80% to a maximum of 120% of target:

NEOs	Target Value ($) (1)

David L. Finkelstein	13,000,000

Serena Wolfe	3,600,000	(2)

Anthony C. Green	3,600,000

Ilker Ertas	4,350,000

Timothy P. Coffey	4,250,000

1)	Includes cash and equity incentives.
2)

Specified in Ms. Wolfe’s now-expired employment agreement. For additional information on this employment agreement, please see “Employment Agreements” and “Potential Payments upon Termination or Change in Control” below.

In January 2022, the MDC Committee determined final 2021 incentive award amounts after assessing Company performance for 2021 against a scorecard of corporate/organizational metrics (75% weighting) and a qualitative assessment of individual performance (25% weighting). The MDC Committee believes that determining the total incentive award based on a combined review of corporate/organizational goals and individual achievements ensures that compensation outcomes are aligned to sustainable performance results consistent with the Company’s risk management policies. The MDC Committee also believes that delivering part of the annualincentive through equity awards that vest over time based on continued employment and (for PSUs) continued Company performance

Determining 2021 Annual Incentives

encourage a longer-term focus on the Company’s performance aligned to stockholder interests, and encourage the retention of the NEOs.

2021 Annual Incentives – Corporate/Organizational Performance

The Company’s corporate/organizational achievement determined 75% of each executive’s individual incentive award payout. Of the corporate/organizational factors, objective financial metrics comprised 80% of the 2021 corporate scorecard (and determined 60% of overall incentive award payout). 2021 financial metrics consisted of two equally-weighted metrics: (1) Relative Economic Return with an Absolute Total Stockholder Return (“TSR”) Governor; and (2) Operating Efficiency. Scorecard results for these metrics are determined based on actual performance for the first three quarters of the year. The MDC Committee believes that Relative Economic Return is a key measure of the Company’s financial performance and supports sustained value creation for stockholders. The MDC Committee added a TSR governor to the portion of the annual incentive award tied to Relative Economic Return, which provides that the corresponding payout will be capped at 100% of target if TSR for the performance year is negative. The MDC Committee believes that the TSR governor further enhances the alignment of interests between the NEOs and stockholders. In the second quarter of 2021, our original Operating Efficiency goal of 1.60% to 1.75% operating expense as a percentage of equity was tightened to 1.45% to 1.60% following announcement of the Company’s planned disposition of its commercial real estate business to reflect additional expected cost savings. For purposes of the 2021 corporate scorecard, the MDC Committee determined to further tighten this Operating Efficiency goal to 1.40% to 1.55%.

Of the corporate/organizational factors, risk metrics comprised 20% of the total 2021 corporate scorecard (and determined 15% of overall incentive award payout). 2021 risk metrics included two equally-weighted metrics: (1) market risk (as represented by the Company’s average daily liquid box); and (2) operational risk (as represented by the Company’s control environment, crisis pandemic management and cyber defense). Additional detail on the Company’s corporate scorecard components and related performance is set forth below.

Category	Scorecard Weighting	Measure	Criteria	Illustrative Performance Highlights(1)	Result(2)	Value(3)	Weighted Score(4)

Financial Performance	80%	Operating Efficiency(5) (Absolute)	Exceed < 1.40% Target 1.40 – 1.55% Threshold > 1.55%	∎ Absolute OpEx to Equity: 1.398%	Exceed	2.507	4.012
		Economic Return(6) (Relative with an Absolute TSR(7) Governor)	Exceed > 75% Target 50 – 75% Threshold < 50%	∎ Economic Return: 2.265% ∎ TSR: 7.406%	Threshold	1.974	3.159

Category	Scorecard Weighting	Measure	Criteria	Illustrative Performance Highlights(1)	Result(2)	Value(3)	Weighted Score(4)
Risk	20%	Market Risk (Absolute Liquid Box)	Exceed > limit Target = limit Threshold < limit	∎ Daily liquidity consistently exceeded limit ∎ Maintained strong liquidity position to mitigate risk across the portfolio	Exceed	3.00	1.200
		Operational Risk	Control environment, pandemic management and cyber defense	∎ Remote work arrangement did not impair control environment ∎ Effective pandemic management and uninterrupted business operations ∎ No cyber breaches throughout the year	Exceed	3.00	1.200
Total	100%						9.571

1)	Illustrative performance highlights for financial performance metrics reflect actual performance for the first three quarters of 2021.
2)	Scorecard results for financial performance metrics are determined based on actual performance for the first three quarters of 2021.
3)	Performance value is measured on a 3-point scale: (1) “Threshold,” (2) “Target,” and (3) “Exceed,” with financial performance results interpolated on a linear basis.
4)

The highest possible aggregate weighted score is 12.000. The weighted score for each measure is calculated by multiplying (x) the scorecard weighting for each measure times (y) the value of each measure times (z) a scaling factor of 4.

5)	“Operating Efficiency” represents operating expenses as a percentage of average equity and excludes transaction expenses and nonrecurring items for the fiscal year.
6)

“Economic Return” means the Company’s change in book value plus dividends declared divided by the prior period’s book value. “Relative Economic Return” is defined as the Company’s quartile ranking for the fiscal year against the Performance Peer Group ranked by Economic Return results. For purposes of determining relative performance, “Threshold” reflects Economic Return below 2.673%; “Target” reflects Economic Return between 2.673% and 7.006%, and “Exceed” reflects Economic Return above 7.006%.

7)	“TSR” or “Total Stockholder Return” means the Company’s change in its common stock price plus dividends declared divided by the prior period’s common stock price.

The MDC Committee used the weighted score as calculated above to determine the corporate scorecard multiplier based on the scale below, which resulted in corporate/organizational achievement of 105%, which was reflective of financial performance achievement through the third quarter of 2021.

Range	Multiplier

Score > 11.20	120% (Maximum)

Score 10.40—11.19	115%

Score 9.60—10.39	110%

Score 8.80—9.59	105%

Score 7.20—8.79	100%

Score 6.40—7.19	90%

Score < 6.40	80%

Recalculating the weighted score using financial performance achievement through the fourth quarter of the year would have resulted in corporate/organizational achievement of 110% of target; however, no upward adjustment was made to any executive officer’s annual incentive award as a result thereof.

2021 Annual Incentives – Individual Performance

While the Company’s corporate/organizational achievement determined 75% of each executive’s individual incentive award payout, the MDC Committee considered each NEO’s significant individual contributions to determine the remaining 25%. The individual achievements considered by the MDC Committee described below reflect not only each executive’s direct contribution to the Company’s financial performance, but also their contributions to the Company’s progress against its ESG, human capital management, and organizational resilience goals.

David L. Finkelstein Chief Executive Officer and President

As Chief Executive Officer and President, Mr. Finkelstein is responsible for leading the Company, leading development and implementation of corporate policy and strategy and serving as primary liaison between the Board and management as well as being the primary public face of the firm.

In 2021, Mr. Finkelstein:

∎  Demonstrated exceptional leadership amidst a largely remote work environment and delivered strong performance across the businesses

∎  Significantly advanced the Company’s strategic plan focused on its core expertise in Agency and residential credit markets, including  through the disposition of the commercial real estate business and the buildout of the MSR business

∎  Delivered strong risk adjusted returns and maintained ample liquidity amidst a challenging market backdrop

∎  Managed portfolio and leverage profile with an eye towards long-term stockholder value

∎  Ensured sustained focus on advancing diversity, equity and inclusion initiatives through the firm and fostered a culture where diverse  perspectives, backgrounds and voices are respected

∎  Enhanced partnerships with banks, originators and other strategic relationships to help achieve optimal asset acquisition and financing  needs

Serena Wolfe Chief Financial Officer

As Chief Financial Officer, Ms. Wolfe manages the firm’s overall financial condition, as well as financial analysis and reporting. Further to these responsibilities, she also oversees various control functions and shares responsibility for aspects of the Company’s operations and technology groups.

In 2021, Ms. Wolfe:

∎  Maintained a robust control environment and nimble finance organization amidst the disposition of the Company’s commercial real estate  business and the buildout of the Company’s MSR business

∎  Ensured diligent focus on costs and capital efficiencies across the Company

∎  Identified appropriate technology systems and bridge resources for the MSR buildout

∎  Partnered with the human capital management team to spearhead the firm’s talent development, corporate culture and diversity, equity and  inclusion initiatives

∎  Represented the Company in meetings with members of the media, investor community, industry organizations, competitors, and outside  parties

Anthony C. Green Chief Corporate Officer, Chief Legal Officer and Secretary

As Chief Corporate Officer and Chief Legal Officer, Mr. Green is responsible for overseeing the Company’s legal and compliance groups, corporate responsibility efforts, government relations, human capital management and various control functions. He also serves as Secretary to the Board.

In 2021, Mr. Green:

∎  In partnership with the NCG Committee, managed the Board search process to identify a new director with skills and experiences to  complement and strengthen the overall composition of the Board

∎  Assumed responsibility for the firm’s human capital management function

∎  Provided the Company with legal advice on strategic initiatives, including the disposition of the commercial real estate business and  buildout of the Company’s MSR business

∎  Managed enhancements to the Company’s compensation and ESG frameworks, with a continued emphasis on transparency and best  practices

∎  Assisted the Chief Executive Officer in ensuring in-depth and constructive engagement with the Board on governance and stakeholder  engagement matters

Ilker Ertas Chief Investment Officer

As Head of Securitized Products until December 2021 and Chief Investment Officer since that time, Mr. Ertas is responsible for overseeing all of the Company’s investment strategies, including capital allocation, growth initiatives and overall portfolio operations.

In 2021, Mr. Ertas:

∎  Oversaw the buildout of the Company’s MSR business and launch of the whole loan correspondent channel

∎  Managed the Company’s portfolios and counterparties on both the asset and hedging side of the balance sheet to maintain liquidity and  protect the firm’s capital base

∎  Maintained a rigorous focus on costs and capital expenditures

∎  Performed an increasingly prominent role in the firm’s investor meetings, government relations and industry events, enhancing the firm’s  reputation for mortgage expertise with various stakeholders

Timothy P. Coffey served as the Company’s Chief Credit Officer until he stepped down effective February 14, 2022. As Chief Credit Officer, Mr. Coffey was responsible for overseeing the Company’s middle market lending group. In 2021, Mr. Coffey:

∎  Directed the Company’s middle market lending group, including strategic direction of the group, financing of its assets and development of key sponsor relationships

∎  Closed inaugural private closed-end Middle Market Lending fund, raising $371 million of third-party capital that has been fully deployed at nearly $450 million in assets

∎  Led the development and marketing efforts of the Company’s registered investment adviser Annaly Credit Opportunities Management LLC

∎  Oversaw the sustained performance of the firm’s corporate lending portfolio

In light of the corporate and individual achievements highlighted above, the MDC Committee determined that the corporate/organizational and individual portions of the annual incentive awards were achieved in the amounts set forth below.

NEO	Target Value	Total Annual Incentive						Total Annual Incentive Value
		Corporate/Organizational Achievement			Individual Achievement
		75% of Target	Multiplier	Subtotal	25% of Target	Multiplier(1)	Subtotal

David L. Finkelstein	$13,000,000	$9,750,000	105%	$10,237,500	$3,250,000	105%	$3,412,500	$13,650,000

Serena Wolfe	$3,600,000	$2,700,000	105%	$2,835,000	$900,000	102%	$915,000	$3,750,000

Anthony C. Green	$3,600,000	$2,700,000	105%	$2,835,000	$900,000	102%	$915,000	$3,750,000

Ilker Ertas	$4,350,000	$3,262,500	105%	$3,425,625	$1,087,500	113%	$1,224,375	$4,650,000

Timothy P. Coffey	$4,250,000	$3,187,500	105%	$3,346,875	$1,062,500	94%	$1,003,125	$4,350,000

1)	Multiplier percentages are rounded to the nearest whole number.

The MDC Committee applied individual pay mix ratios to each NEO’s total annual incentive amount to determine the appropriate allocation between cash and equity as set forth below. For all NEOs other than the CEO and the CFO, the MDC Committee determined to award 50% of total annual incentive value in the form of cash and 50% in the form of equity. For the CEO, the MDC Committee determined to increase the relative weighting of equity as a percentage of total incentive compensation to greater than 50% so that 50% of the CEO’s total compensation for 2021 (inclusive of his base salary) would be paid in the form of equity. As described above, Ms. Wolfe’s now-expired employment agreement specified a target annual incentive award amount for 2021 of $3,600,000, with $3,000,000 targeted as a cash bonus and $600,000 targeted as an award of RSUs and/or PSUs. The MDC Committee determined to award the entirety of Ms. Wolfe’s above-target annual incentive award payout in the form of equity. Ms. Wolfe’s employment agreement expired following payment of her 2021 incentive awards in early 2022, and the MDC Committee expects to award 50% of her total annual incentive in the form of cash and 50% in the form of equity going forward. For all NEOs, the MDC Committee determined to allocate equity incentive awards evenly between RSUs and PSUs.

Pay Mix Ratios
NEO	Total Annual Incentive Pay Mix (Cash / Equity)	Equity Component Pay Mix (RSUs / PSUs)

David L. Finkelstein	46% cash / 54% equity	50% RSUs / 50% PSUs

Serena Wolfe	83% cash / 17% equity	50% RSUs / 50% PSUs

Anthony C. Green	50% cash / 50% equity	50% RSUs / 50% PSUs

Ilker Ertas	50% cash / 50% equity	50% RSUs / 50% PSUs

Timothy P. Coffey	50% cash / 50% equity	50% RSUs / 50% PSUs

Following application of the individual pay mix ratios to each NEO’s annual incentive amount, the MDC Committee approved (and in the case of the CEO, the MDC Committee recommended and the Independent Directors approved) the following cash and equity incentive awards for each NEO for 2021. Additional detail about the RSUs and PSUs granted as part of the 2021 annual incentive award follow the table:

NEO	Cash ($)(1)	RSUs ($)(2)	PSUs ($)(2)	Total($)

David L. Finkelstein	6,325,000	3,662,500	3,662,500	13,650,000

Serena Wolfe	3,000,000	375,000	375,000	3,750,000

Anthony C. Green	1,875,000	937,500	937,500	3,750,000

Ilker Ertas	2,325,000	1,162,500	1,162,500	4,650,000

Timothy P. Coffey	2,175,000	1,087,500	1,087,500	4,350,000

1)

These amounts represent the annual cash incentives paid by the Company to each executive for his or her service in 2021 and equal the amounts reported as 2021 compensation in the “Bonus” column of the Summary Compensation Table.

2)

These amounts approximate the dollar value of the RSUs and target PSUs that were granted to the NEOs in early 2022 as part of their annual incentive awards for performance in 2021 (ignoring rounding to whole units) and are based on the closing price of the Company’s common stock on the date of grant (February 1, 2022). In accordance with SEC rules, these amounts do not appear as 2021 compensation in the Summary Compensation Table. Rather, the grant date fair value for these awards will appear as 2022 compensation in the “Stock Awards” column in next year’s Summary Compensation Table.

2021 Annual Incentives – Grant of RSUs

RSUs granted to the NEOs in early 2022 as part of their total incentive awards for 2021 will vest in three equal installments beginning in February 2023 subject to the NEO’s continued employment. The number of RSUs granted is based on the closing price of the Company’s common stock on the date of grant (February 1, 2022). The following chart summarizes the RSUs granted to the NEOs as part of their total incentive awards for 2021:

	RSUs
NEO	($)	(#)

David L. Finkelstein	3,662,500	464,195

Serena Wolfe	375,000	47,528

Anthony C. Green	937,500	118,821

Ilker Ertas	1,162,500	147,338

Timothy P. Coffey	1,087,500	137,832

2021 Annual Incentives – Grant of PSUs

Payouts of the PSUs granted to the NEOs in early 2022 as part of their total incentive awards for 2021 will be determined at the end of the performance period (January 1, 2022 – December 31, 2024) based on the achievement of performance targets established by the MDC Committee at the beginning of the performance period. The PSUs utilize two equally-weighted performance measures – Relative Economic Return and Average EAD Return on Equity – that the MDC Committee believes represent key measures of the Company’s financial performance and support sustained value creation for stockholders. The MDC Committee added a TSR governor to the portion of the PSU awards tied to Relative Economic Return, which provides that the percentage of applicable target PSUs earned will be capped at 100% if TSR for the three-year performance period is negative. The MDC Committee believes that the TSR governor further enhances the alignment of interests between the NEOs and stockholders.

The number of target PSUs granted is based on the closing price of the Company’s common stock on the date of grant (February 1, 2022). The following chart summarizes the target value and number of PSUs granted to the NEOs as part of their total incentive awards for 2021:

	Target PSUs
NEO	($)	(#)

David L. Finkelstein	3,662,500	464,195

Serena Wolfe	375,000	47,528

Anthony C. Green	937,500	118,821

Ilker Ertas	1,162,500	147,338

Timothy P. Coffey	1,087,500	137,832

At the end of the performance period, the MDC Committee will evaluate the Company’s actual performance against the targets it set at the start of the period and determine payouts using the formula set forth below:

Performance Metric (1)	Metric Weight	Performance	Percent of Target PSUs Earned

Relative Economic Return(2)	50%	<25th Percentile	0%

		25th Percentile (threshold)	50%

		50th Percentile (target)(3)	100%

		75th Percentile (above target)(3)	125%

		>90th Percentile (maximum)(3)	150%

Average EAD Return on Equity(4)	50%	9.0% (threshold)	0%

		9.5% (below target)	75%

		10.0% (target)	100%

		10.65% (above target)	125%

		11.25% (maximum)	150%

1)

For performance results between the achievement levels specified for each performance goal above threshold levels, the number of PSUs for that portion of the award shall be determined by interpolating results on a straight line basis.

2)

“Economic Return” means the Company’s change in book value plus dividends declared divided by the prior period’s book value. “Relative Economic Return” is defined as the Company’s quartile ranking for the three-year performance period against the Performance Peer Group ranked by Economic Return results.

3)

The percentage of applicable target PSUs earned is capped at 100% if Total Stockholder Return for the three-year performance period is negative. “Total Stockholder Return” means the Company’s change in its common stock price plus dividends declared divided by the prior period’s common stock price. Share price for the beginning of the performance period is calculated as the average of the NYSE closing prices of the Company’s common stock on the last 15 trading days ending on the first day of the performance period. Share price for the end of the performance period is calculated as the average of the NYSE closing prices of the Company’s common stock on the last 15 trading days ending on the last day of the performance period.

4)

“Average EAD Return on Equity” means the average of the EAD Return on Equity for the twelve (12) fiscal quarters during the three-year performance period expressed as an annualized average. “EAD Return on Equity” means, for a fiscal quarter, the Company’s “EAD return on average equity (excluding PAA)” (defined as EAD (excluding PAA) over average stockholders’ equity for the quarter), as reported in the Company’s Form 10-Q or Form 10-K for the quarter or the respective earnings release. The Company’s EAD measures are non-GAAP measures; see Appendix for a reconciliation of non-GAAP financial measures to most directly comparable GAAP measures.

Dividend Equivalents on RSUs and PSUs

Awards of RSUs and PSUs will accrue dividend equivalents (as additional stock units) as if the awards were outstanding shares of the Company’s common stock, but the dividend equivalents will be paid only if and to the extent the underlying award becomes earned and vested. As a mortgage REIT, dividends are a key component of the Company’s TSR. The MDC Committee believes that allowing dividend equivalents to accrue on outstanding awards will further focus the NEOs on achieving the Company’s financial performance goals and returning earnings to stockholders through dividends.

Other Compensation

The Company maintains a group excess liability coverage policy on behalf of members of the Company’s Operating Committee. Each of the Company’s executive officers are members of the Company’s Operating Committee and receive liability coverage under the policy. The premiums for the policy, which in 2021 was $2,363 for each NEO, was paid by the Company.

Employment Agreements

Prior to the closing of the Internalization, the Company entered into employment agreements with Messrs. Finkelstein, Coffey and Green and Ms. Wolfe, which were amended and restated in November 2020. The Company entered into these employment agreements to encourage retention of key management through the critical period of implementing the Internalization. Messrs. Finkelstein’s, Coffey’s and Green’s employment agreements expired following payment of their 2020 incentive awards in early 2021 and did not impact their compensation determinations for performance in 2021. Ms. Wolfe’s employment agreement expired following payment of her 2021 incentive award in early 2022. The extended term of Ms. Wolfe’s employment agreement was necessary to recruit her to the Company and is consistent with the term of the employment agreement Ms. Wolfe had entered into with the Former Manager prior to joining the Company in December 2019. For additional information on Ms. Wolfe’s employment agreement, please see “Potential Payments upon Termination or Change in Control” below. Going forward, the Company does not intend for NEOs to be covered by employment agreements except when needed for recruitment or retention purposes.

Severance Arrangements

Ms. Wolfe and Messrs. Finkelstein, Green and Ertas are currently eligible to participate in an Executive Severance Plan, which was adopted by the Company effective July 1, 2020. The Executive Severance Plan provides benefits upon a participant’s involuntary termination of employment by the Company without “cause” (as defined in the plan) based on the participant’s title, base salary and average or target cash bonus (depending on the year of termination). The MDC Committee believes that providing appropriate, market-competitive severance benefits helps the Company attract and retain highly qualified executives by mitigating the risks associated with leaving a prior employer to join the Company and by providing income continuity following an unexpected termination. The Executive Severance Plan does not provide any benefits that are triggered in whole or in part solely by a change in control of the Company, nor does it provide for any tax gross-ups on change in control-related excise taxes (or otherwise). In connection with Mr. Coffey’s departure from the Company in February 2022, Mr. Coffey received the severance payments and benefits provided under the Executive Severance Plan, as well as the continued vesting of his outstanding equity awards pursuant to the terms of the applicable equity award agreement (including, as applicable, the satisfaction of any time and/or performance conditions therein). In connection with his separation, Mr. Coffey entered into a separation and release agreement pursuant to the terms of the Executive Severance Plan. The Executive Severance Plan is more fully described under “Potential Payments upon Termination or Change in Control” below.

EXECUTIVE COMPENSATION POLICIES

Stock Ownership Guidelines

Position	Annaly Stock Ownership Guideline

Chief Executive Officer	6x base salary

Other Executive Officers	3x base salary

The Company believes that stock ownership guidelines further align the interests of the Company’s executive officers with those of its stockholders by promoting a long-term focus and long-term share ownership. All executive officers are subject to robust stock ownership guidelines expressed as a multiple of base salary. Shares counting toward the guideline include shares that are owned outright and any shares of stock received from vested equity awards.

Stock Retention

Executive officers are required to hold shares received under awards (after taxes) until the later of (i) one year after the shares were acquired upon exercise or vesting, or (ii) the date their applicable stock ownership guidelines are met.

Clawback Policy

The MDC Committee has adopted an enhanced clawback policy requiring the recoupment of certain annual cash incentive compensation and equity compensation paid or granted to executive officers within three years preceding: (i) certain accounting restatements, if the executive officer engaged in fraud or misconduct, or recklessly or negligently failed to prevent the fraud or misconduct, that caused or significantly contributed to the need for the accounting restatement, or (ii) the MDC Committee’s determination that an executive officer has engaged in certain “detrimental conduct,” including breach of a fiduciary duty, willful misconduct or gross negligence in connection with employment, illegal activity, intentional violation of Company policies, and conduct otherwise injurious to the Company, its reputation, character or standing.

Prohibition on Hedging Company Securities

Employees, officers and Directors are prohibited from engaging in any hedging transactions with respect to Company securities held by them, including shares acquired in open market transactions or through the Company’s equity compensation program. Such prohibited transactions include the purchase of any financial instrument (including forward contracts and zero cost collars) designed to hedge or offset any decrease in the market value of Company securities.

Prohibition on Pledging Company Securities

The Company has a policy prohibiting employees, officers and Directors from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Risks Related to Compensation Policies and Practices

The MDC Committee is responsible for reviewing the Company’s compensation policies and practice to assess whether they could lead to excessive risk taking, the manner in which any compensation-related risks are monitored and mitigated and adjustments necessary to address changes in the Company’s risk profile. The MDC Committee conducted a compensation risk assessment for 2021 with the assistance of its independent compensation consultant and determined that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

REPORT OF THE COMPENSATION COMMITTEE

The MDC Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the MDC Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Vicki Williams (Chair)	Thomas Hamilton	Kathy Hopinkah Hannan	John H. Schaefer

Executive Compensation Tables

Summary Compensation Table

The following Summary Compensation Table provides information concerning the compensation of the Company’s NEOs paid or awarded during the fiscal year ended December 31, 2021 and the prior two fiscal years. As previously noted, we were externally managed before July 1, 2020, and prior that time we did not directly pay compensation to the NEOs. As explained in the Compensation Discussion and Analysis, the NEOs were also awarded RSUs and PSUs as part of their total annual incentive award for 2021 performance, but because those equity awards were granted in early 2022, in accordance with SEC rules they do not appear in this year’s Summary Compensation Table; however, in order to provide a complete picture of compensation paid or awarded to NEOs for service in 2021, these awards are included in the 2021 Total Direct Compensation table on page 37, which is intended to supplement the Summary Compensation Table. Please see the Compensation Discussion and Analysis for a full discussion as to how the MDC Committee determined cash and equity awards for the NEOs linked to Company and individual performance for 2021.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	All other compensation ($)		Total(2)

David L. Finkelstein Chief Executive Officer, President and Director	2021	$1,000,000	$6,325,000	$1,800,001	$13,763	(3)	$9,138,764
	2020	$500,000	$7,200,000	$5,000,006	$ 3,772		$12,703,778
	2019	—	—	—	—		—
Serena Wolfe Chief Financial Officer	2021	$750,000	$3,000,000	399,999	$12,363	(4)	$4,162,362
	2020	$375,000	$2,600,000	—	$29,831		$3,004,831
	2019	—	—	—	—		—
Anthony C. Green Chief Corporate Officer, Chief Legal Officer and Secretary	2021	$750,000	$1,875,000	$1,100,000	$13,763	(3)	$3,738,763
	2020	$375,000	$2,800,000	$500,003	$ 3,772		$3,678,775
	2019	—	—	—	—		—
Ilker Ertas Chief Investment Officer	2021	$750,000	$2,325,000	$1,000,002	$13,763	(3)	$4,088,765
	2020	$375,000	$3,350,000	$100,058	$ 2,328		$3,827,386
Timothy P. Coffey(5) Chief Credit Officer	2021	$750,000	$2,175,000	$599,995	$13,763	(3)	$3,538,758
	2020	$375,000	$3,200,000	$1,250,001	$ 4,278		$4,829,279
	2019	—	—	—	—		—

(1)

These amounts equal the aggregate grant date fair value of stock awards, inclusive of RSUs and/or PSUs, granted during the applicable fiscal year. The grant date fair value of RSUs were determined based on the closing price of the Company’s common stock on the grant date. The grant date fair value of PSUs with performance conditions were determined based on the closing price of the Company’s common stock on the grant date assuming a probable outcome that the PSUs would become earned at target. Assuming the maximum level of performance, the grant date fair value of the stock awards granted during 2021 would be: $440,548 for Ms. Wolfe, $802,739 for Mr. Coffey, $1,282,463 for Mr. Green, and $1,101,372 for Mr. Ertas. No PSUs were granted to Mr. Finkelstein in 2021. For more information about the assumptions used for determining the grant date fair value of the NEOs’ equity awards, see Note 15, “Long-Term Stock Incentive Plan,” of Notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(2)	Excludes compensation paid by the Former Manager during the year 2019 and for the period from January 1, 2020 through June 30, 2020.
(3)	Includes Company-paid group excess liability insurance premiums ($2,363) and 401(k) match ($11,400).
(4)	Includes Company-paid group excess liability insurance premiums ($2,363) and 401(k) match ($10,000).
(5)	Effective February 14, 2022, Mr. Coffey separated from employment with the Company.

Grants of Plan-Based Awards

The following table summarizes certain information regarding all plan-based awards granted to the NEOs during the year ended December 31, 2021. See “2021 Annual Incentives – Cash and Equity Awards” in Compensation Discussion and Analysis above for a description of the plan-based awards.

			Estimated future payouts under equity incentive plan awards (# of shares of common stock)(1)

Name	Grant Date	Type of Award	Threshold	Target	Maximum	All other stock awards: Number of shares of stock(2)	Grant date fair value of stock awards ($)(3)
David L. Finkelstein	1/29/2021	RSU	—	—	—	221,675	$1,800,001
Serena Wolfe	1/29/2021	RSU	—	—	—	36,946	$ 300,002
	1/29/2021	PSU	3,079	12,315	18,473	—	$ 99,998
Anthony C. Green	1/29/2021	RSU	—	—	—	80,049	$ 649,998
	1/29/2021	PSU	13,855	55,419	83,128	—	$ 450,002
Ilker Ertas	1/29/2021	RSU	—	—	—	92,365	$ 750,004
	1/29/2021	PSU	7,697	30,788	46,182	—	$ 249,999
Timothy P. Coffey	1/29/2021	RSU	—	—	—	12,315	$ 99,998
	1/29/2021	PSU	15,394	61,576	92,365	—	$ 499,997

1)

Amounts represent the number of shares to be earned at threshold, target, and maximum performance (before dividend equivalents) for the PSUs granted in early 2021 based on 2020 performance. For additional details about these PSUs, see “2020 Annual Incentives — Grant of PSUs” in the Compensation Discussion and Analysis included in the Company’s proxy statement filed in April 2021.

2)

Amounts represent the number of RSUs granted in early 2021 based on 2020 performance. For additional details about these PSUs, see “2020 Annual Incentives — Grant of RSUs” in the Compensation Discussion and Analysis included in the Company’s proxy statement filed in April 2021.

3)	See Footnote 1 to the Summary Compensation Table for additional information on how the grant date fair value for these awards was determined.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes certain information regarding outstanding equity awards of the NEOs during the year ended December 31, 2021. All market or payout values in the table shown for stock awards are based on the closing price of common stock on December 31, 2021 of $7.82 per share.

		Stock awards

Name	Grant date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(2)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
David L. Finkelstein	6/30/2020	298,668	$2,335,584	—	—
	6/30/2020	—	—	672,004	$5,255,072
	1/29/2021	238,987	$1,868,878	—	—
Serena Wolfe	1/29/2021	39,831	$311,481	—	—
	1/29/2021	—	—	16,596	$129,781
Anthony C. Green	6/30/2020	59,734	$467,117	—	—
	1/29/2021	86,300	$674,869	—	—
	1/29/2021	—	—	74,683	$584,021
Ilker Ertas	1/31/2020	8,322	$65,079	—	—
	1/29/2021	99,578	$778,702	—	—
	1/29/2021	—	—	41,490	$324,452
Timothy P. Coffey	6/30/2020	149,335	$1,167,798	—	—
	1/29/2021	13,277	$103,824	—	—
	1/29/2021	—	—	82,981	$648,911

1)

Represents the aggregate number of RSUs (including additional RSUs accrued as dividend equivalents), which vest in equal installments over three years starting on the first anniversary of the grant date, subject to continued employment.

2)

Based on the performance through the end of 2021, the number of PSUs shown in the table assumes maximum (150%) and above target (125%) payouts for 2020 and 2021 PSU grants, respectively, and includes additional PSUs accrued as dividend equivalents. The PSUs are subject to cliff vesting following the end of the three-year performance period.

Stock Vested in 2021

The following table sets forth certain information with respect to our NEOs regarding stock vested during the year ended December 31, 2021.

	Stock awards

Name	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)(2)
David Finkelstein	141,873	$1,259,832
Serena Wolfe	—	—
Anthony C. Green	28,375	$251,970
Ilker Ertas	3,859	$31,335
Timothy P. Coffey	70,936	$629,911

1)	Reflects previously granted RSU awards vesting during the fiscal year and related earned dividends (before any taxes were withheld).
2)	Reflects fair value of vested shares using closing price of our common stock on date of vesting.

Pension Benefits and Nonqualified Deferred Compensation

The Company did not provide the NEOs with any benefits pursuant to defined benefit plans and nonqualified deferred compensation plans during 2021. The Company’s only retirement plan in which the NEOs were eligible to participate is the 401(k) Plan, which is a tax-qualified defined contribution retirement plan that is generally available to all employees on a non-discriminatory basis, and includes an opportunity to receive employer matching contributions.

Potential Payments upon Termination or Change in Control

Ms. Wolfe and Messrs. Finkelstein, Green and Ertas are currently eligible to participate in an Executive Severance Plan, which was adopted by the Company effective July 1, 2020. The Executive Severance Plan provides benefits upon a participant’s involuntary termination of employment by the Company without “cause” (as defined in the plan) based on the participant’s title, base salary and average or target cash bonus (depending on the year of termination). As a newly hired employee in December 2019, Ms. Wolfe was party to an employment agreement with the Company, which expired following payment of her 2021 incentive award in early 2022. These severance arrangements are more fully described below.

Ms. Wolfe’s Employment Agreement

Ms. Wolfe was party to an amended and restated employment agreement with the Company, dated as of November 9, 2020, which expired upon payment of her 2021 incentive award in early 2022. Ms. Wolfe’s employment agreement provided that, in case of her termination of employment due to her death or “disability” before December 31, 2021 (as such term is defined in her employment agreement), she would have been entitled to a lump sum payment of $6,750,000 (in addition to certain accrued benefits such as earned but unpaid salary and vested employee benefits). Pursuant to her employment agreement, following payment of her 2020 incentive award in early 2021, Ms. Wolfe became subject to the Executive Severance Plan in all other termination scenarios included in the termination payment table below.

Executive Severance Plan

The Executive Severance Plan provides benefits upon a participant’s involuntary termination of employment by the Company without “cause” (as such term is defined therein). Severance benefits are payable in a lump sum and are calculated based on the participant’s title, base salary and average or target cash bonus (depending on the year of termination), as described below.

If the CEO had an involuntary termination of employment without cause, the CEO would be eligible to receive severance benefits in an amount equal to the sum of (i) 1.5 times the CEO’s annual base salary and (ii) 1.5 times the CEO’s target cash bonus for the plan year in which the involuntary termination of employment occurs.

If any other NEO participating in the Executive Severance Plan had an involuntary termination of employment without cause, the other NEO would be eligible to receive severance benefits in an amount equal to the sum of (i) 1.25 times the executive’s annual base salary and (ii) 1.25 times the executive’s target cash bonus for the plan year in which the involuntary termination of employment occurs.

In addition, a participant who experiences an involuntary termination of employment without cause after March 31st of a calendar year will be eligible to receive a prorated cash bonus payment based on the amount of the participant’s cash bonus earned for the prior year (subject to the Company’s discretion to adjust the cash bonus amount for performance in the current year).

The Executive Severance Plan provides that severance may be recovered if the Company determines within three years after a participant’s separation date that he or she engaged in conduct that constitutes “Detrimental Conduct” under the Company’s clawback policy. For additional information, see “Clawback Policy” in the Compensation Discussion and Analysis above.

Separation of Former Chief Credit Officer

In connection with Mr. Coffey’s departure from the Company in February 2022, Mr. Coffey received a cash severance benefit in the amount of $3,593,750 under the terms of the Executive Severance Plan, as well as the continued vesting of his outstanding equity awards pursuant to the terms of the applicable equity award agreement (including, as applicable, the satisfaction of any time and/or performance conditions therein). In connection with his separation, Mr. Coffey entered into a separation and release agreement pursuant to the terms of the Executive Severance Plan. Under the separation and release agreement, the Company agreed to pay Mr. Coffey an amount of $22,317 for his legal fees related to the separation and release agreement.

Quantification of Termination Payments

The tables below show certain potential payments that would have been made to Messrs. Finkelstein, Green and Ertas under the Executive Severance Plan, and to Ms. Wolfe under the Executive Severance Plan or, if applicable, her now-expired employment agreement, each as in effect on December 31, 2021, assuming such person’s employment had terminated at the close of business on December 31, 2021, under various scenarios, including a change in control.

The tables include only the value of the incremental amounts payable to each NEO arising from the applicable scenario and do not include the value of vested or earned, but unpaid, amounts owed to the applicable NEO as of December 31, 2021 (including, for example, dividend equivalents relating to dividends declared but not paid as of such date, vested but not settled RSUs or PSUs, or the employer 401(k) matches for the NEOs).

The footnotes to the table describe the assumptions used in estimating the amounts shown in the tables. As used below, the terms “Cause,” “Change in Control,” “Disability,” and “Good Reason,” shall have the respective meanings set forth in the Executive Severance Plan or the executive’s respective employment and/or severance rights agreement as applicable.

Because the payments to be made to a NEO depend on several factors, the actual amounts to be paid out upon an NEO’s termination of employment can only be determined at the time of the NEO’s separation from the Company.

Name(1)	Termination by Company Without Cause (other than within two years of a Change in Control)	Termination by Company Without Cause (within two years of a Change in Control)	Death	Disability	Termination by Company for Cause or Voluntary Termination by Executive (with or without Good Reason)

David L. Finkelstein

Severance	$10,500,000	$10,500,000	$0	$0	$0

Bonus	$7,200,000	$7,200,000	$0	$0	$0

Accelerated Equity Awards(2)	$0	$9,459,534	$7,707,854	$4,204,462	$0

Benefits	$0	$0	$0	$0	$0

Total	$17,700,000	$27,159,534	$7,707,854	$4,204,462	$0

Serena Wolfe

Severance	$4,687,500	$4,687,500	$6,750,000	$6,750,000	$0

Bonus	$2,600,000	$2,600,000	$0	$0	$0

Accelerated Equity Awards(2)	$0	$441,258	$346,084	$311,478	$0

Benefits	$0	$0	$0	$0	$0

Total	$7,287,500	$7,728,758	$7,096,084	$7,061,478	$0

Name(1)	Termination by Company Without Cause (other than within two years of a Change in Control)	Termination by Company Without Cause (within two years of a Change in Control)	Death	Disability	Termination by Company for Cause or Voluntary Termination by Executive (with or without Good Reason)

Anthony C. Green

Severance	$3,187,500	$3,187,500	$0	$0	$0

Bonus	$2,800,000	$2,800,000	$0	$0	$0

Accelerated Equity Awards(2)	$0	$1,726,007	$1,297,724	$1,141,986	$0

Benefits	$0	$0	$0	$0	$0

Total	$5,987,500	$7,713,507	$1,297,724	$1,141,986	$0

Ilker Ertas

Severance	$3,656,250	$3,656,250	$0	$0	$0

Bonus	$3,350,000	$3,350,000	$0	$0	$0

Accelerated Equity Awards(2)	$0	$1,168,230	$930,299	$843,778	$0

Benefits	$0	$0	$0	$0	$0

Total	$7,006,250	$8,174,480	$930,299	$843,778	$0

1)

Mr. Coffey is excluded from the above table due to his separation from employment with the Company effective February 14, 2022. Actual severance benefits paid to Mr. Coffey are outlined in “Separation of Former Chief Credit Officer” above.

2)

The value of accelerated equity awards is based on the closing price of the common stock on December 31, 2021 ($7.82 per share) and includes accrued dividend equivalents. Any PSUs that accelerate for a termination that is within two years after a Change in Control will be based on the greater of: (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the actual level of achievement of all relevant performance goals against target as of the Company’s fiscal quarter-end preceding the Change in Control. Per the Company’s 2020 Equity Incentive Plan, if awards are not assumed or replaced in connection with a Change in Control, the awards will vest upon the closing of the transaction. Based on the performance through the end of 2021, the number of PSUs shown in the table under this scenario assumes maximum (150%) and above target (125%) payouts for 2020 and 2021 PSU grants, respectively. In the event of termination by the Company without cause (other than within two years of a Change in Control) or in the event of disability, unvested PSUs will continue to vest in accordance with their terms (time and performance requirements) as though such termination of service had not occurred provided that the executive complies with any applicable post-employment covenants.

Compensation Committee Interlocks and Insider Participation

During 2021, the MDC Committee was comprised solely of the following Independent Directors: Ms. Williams (Chair), Dr. Hannan and Messrs. Hamilton and Schaefer. None of them has at any time served as an officer or employee of the Company or any affiliate or has any other business relationship or affiliation with the Company, except service as a Director. No member of the MDC Committee has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During 2021, none of the Company’s executive officers served on the compensation committee (or other committee serving an equivalent function) of another entity whose executive officers served on the MDC Committee or Board.

CEO Pay Ratio

As required by applicable SEC rules, the Company is providing the following information about the relationship of the annual total compensation of the Company’s median employee to the annual total compensation of Mr. Finkelstein, the Company’s Chief Executive Officer and President. For 2021, the Company’s last completed fiscal year:

∎	the annual total compensation of the Company’s median employee was $365,000; and

∎	the annual total compensation of the CEO as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $9,138,764.

Based on this information, for 2021 the CEO’s annual total compensation was 25 times that of the annual total compensation of the Company’s median employee.

The Company took the following steps to identify its median employee, as well as to determine the annual total compensation of the Company’s median employee and its CEO.

1.	The Company determined that, as of December 31, 2021 its employee population consisted of approximately 171 individuals, all of whom were full-time employees as of the determination date.

2.

To identify the “median employee” from its employee population, the Company used the amount of “gross wages” for the identified employees as reflected in the Company’s payroll records for the period in the fiscal year through the determination date together with any equity awards paid or awarded during the year. For gross wages, the Company generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums, and other payroll withholding. The Company did not use any statistical sampling techniques.

3.

For the annual total compensation of the Company’s median employee, the Company’s identified and calculated the elements of that employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x), resulting in annual total compensation of $365,000.

4.

For the annual total compensation of the CEO (inclusive solely of compensation paid or awarded by the Company), the Company used the amount reported in the “Total” column of the Summary Compensation Table included in this proxy statement.

The required CEO pay ratio information reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from the Company’s, is likely not comparable to the Company’s SEC-required or supplemental CEO pay ratios.

PROPOSAL 02

Advisory Approval of Executive Compensation

The Board is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. The Company is providing this non-binding advisory vote pursuant to Section 14A of the Exchange Act.

In considering this vote, the Company invites its stockholders to review the “Compensation Discussion and Analysis ” and “Executive Compensation Tables” above. As described in the Compensation Discussion and Analysis, the MDC Committee is focused on continually enhancing the Company’s compensation framework to reflect strong compensation governance and reward sustained value creation. The MDC Committee is committed to institutionalizing an executive compensation program that attracts, retains and incentivizes top executive talent and generates long-term value for stockholders by directly linking compensation payout to Company performance without encouraging unnecessary risk taking.

The Board unanimously recommends that the stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.”

While this vote is advisory and non-binding, the Board and the MDC Committee value the views of the Company’s stockholders and will consider the voting results when making compensation decisions in the future.

Audit Committee Matters

PROPOSAL 03

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm.

The Audit Committee has appointed Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and stockholders are being asked to ratify this appointment at the Annual Meeting as a matter of good corporate governance. EY has served as Annaly’s independent registered public accounting firm since 2012. In appointing EY, the Audit Committee considered a number of factors, including EY’s independence, objectivity, level of service, industry knowledge, technical expertise, and tenure as the independent auditor. The Company expects that representatives of EY will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of EY is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company.

The Board unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2022.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which it reviews annually, and a brief description of the Audit Committee’s primary responsibilities is included under the heading “Board Committees – Audit Committee ” in this Proxy Statement. Under the Audit Committee’s charter, management is responsible for the preparation of the Company’s financial statements and the independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal controls over financial reporting.

The Audit Committee has reviewed and discussed Annaly’s audited financial statements with management and with EY, the Company’s independent auditor for 2021.

The Audit Committee has discussed with EY the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board (“PCAOB”), including the critical audit matters set forth in EY’s audit report and matters concerning EY’s independence. EY has also provided to the Audit Committee the written disclosures and letter required by the applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with EY their independence from the Company and management, and considered whether non-audit services provided by EY to the Company are compatible with maintaining EY’s independence. In determining whether to appoint EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, the Audit Committee took into consideration a number of factors, including historical and recent performance on the Company’s audit, including service level and quality of staff and overall work; EY’s tenure, independence and objectivity; EY’s capability and expertise, including its understanding of the Company’s business and operations and overall industry knowledge; legal and regulatory considerations; data related to audit quality and performance, including recent PCAOB inspection reports on the firm; the appropriateness of EY’s fees; and the results of a management survey of EY’s overall performance.

In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.

Kathy Hopinkah Hannan (Chair)	Thomas Hamilton	Michael Haylon	John H. Schaefer	Vicki Williams

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The aggregate fees billed for 2021 and 2020 by EY for each of the following categories of services are set forth below:

Service Category	2021	2020
Audit Fees (1)	$3,015,800	2,976,625

Audit-Related Fees (2)	64,000	62,000

Tax Fees (3)	354,580	324,300

All Other Fees (4)	313,675	180,000

Total(5)	$3,748,055	$3,542,925

1.

Audit fees primarily relate to integrated audits of the Company’s annual consolidated financial statements and internal control over financial reporting under Sarbanes-Oxley Section 404, reviews of the Company’s quarterly consolidated financial statements, audits of the Company’s subsidiaries’ financial statements, accounting consultations and comfort letters and consents related to SEC registration statements.

2.	Audit-Related fees are primarily for assurance and related services that are traditionally performed by the independent registered public accounting firm.
3.	Tax fees are primarily for preparation of tax returns and compliance services and tax consultations.
4.	All Other fees are for those services not described in one of the other categories.
5.

EY also provides audit and tax consulting and compliance services to funds that we do not consolidate. The fees for these services are provided to and paid by the funds and therefore are not included in the above table.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by the independent registered public accounting firm. The Audit Committee retained EY to provide certain non-audit services in 2021, consisting of tax compliance and consultations, all of which were pre-approved by the Audit Committee.

The Audit Committee determined that the provision by EY of these non-audit services is compatible with EY maintaining its independence.

In addition to the non-audit services described above, the Audit Committee also pre-approved certain audit services, including comfort letters and consents related to SEC registration statements and review of SEC comment letters.

The Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by the independent auditor

The Company understands the need for EY to maintain objectivity and independence as the auditor of its financial statements and internal control over financial reporting. In accordance with SEC rules, the Audit Committee requires the lead EY partner assigned to Annaly’s audit to be rotated at least every five years, and the Audit Committee and its Chair is involved in selecting each new lead audit partner. The Audit Committee approved the hiring of EY to provide all of the services detailed above prior to such independent registered public accounting firm’s engagement. None of the services related to the Audit-Related Fees described above was approved by the Audit Committee pursuant to a waiver of pre-approval provisions set forth in applicable rules of the SEC.

Stock Ownership Information

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 21, 2022 relating to the beneficial ownership, as defined in SEC rules, of the Company’s common stock by (i) each NEO, (ii) each Director and nominee for Director, (iii) all executive officers and Directors as a group, and (iv) all persons that the Company knows beneficially own more than 5% of its outstanding common stock. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security.

Knowledge of the beneficial ownership of the Company’s common stock as shown below is drawn from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act.

Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

David L. Finkelstein	602,970	*

Serena Wolfe	26,681	*

Anthony C. Green	192,454	*

Ilker Ertas	120,765	*

Timothy P. Coffey(4)	126,426	*

Francine J. Bovich	197,492	*

Wellington J. Denahan	1,866,304	*

Katie Beirne Fallon	69,390	*

Thomas Hamilton(5)	513,752	*

Kathy Hopinkah Hannan	53,752	*

Michael Haylon	209,040	*

Eric A. Reeves	16,889	*

John H. Schaefer	209,828	*

Glenn A. Votek	365,661	*

Vicki Williams	66,610	*

All executive officers and Directors as a group (15 people)(6)	4,575,675	*

The Vanguard Group, Inc.(7)	122,261,013	8.4%

BlackRock, Inc.(8)	107,569,802	7.4%

*	Represents beneficial ownership of less than one percent of the common stock.
1.

The business address of each Director and NEO is c/o Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, NY 10036. To the best of the Company’s knowledge, each Director and NEO has sole voting and investment power with respect to the shares he or she beneficially owns.

2.

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person, or such group of persons, has the right to acquire within 60 days of the date of determination. DSUs included in the above table are as follows: Francine J. Bovich 183,992 DSUs; Wellington J. Denahan 16,889 DSUs; Katie Beirne Fallon 34,681 DSUs; Thomas Hamilton 53,752 DSUs; Kathy Hopinkah Hannan 15,609 DSUs; Michael Haylon 209,040 DSUs; Eric A. Reeves 16,889 DSUs; John H. Schaefer 122,334 DSUs; Glenn A. Votek 15,609 DSUs; and Vicki Williams 66,610 DSUs.

3.

For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or group of persons has the right to acquire within 60 days, including DSUs, are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the class owned by such person or group of persons, but are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by any other person or group of persons.

4.

Mr. Coffey stepped down as an executive officer of the Company effective as of February 14, 2022. The beneficial ownership amount shown in the table above for Mr. Coffey is based on his holdings as reported in his most recent Form 4, which was filed with the SEC on February 3, 2022.

5.	Includes 330,000 shares owned by Cure FA Foundation, Inc.
6.	Excludes shares owned by Mr. Coffey and includes shares owned by Mr. Campbell.
7.

The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, as a parent holding company or control person of certain named funds (“Vanguard”), filed a Schedule 13G/A on February 9, 2022 reporting, as of December 31, 2021, beneficially owning 128,618,913 shares of common stock with the shared power to vote or to direct the vote of 1,188,003 shares of common stock, the sole power to dispose or to direct the disposition of 125,700,386 shares of common stock and the shared power to dispose or to direct the disposition of 2,918,527 shares of common stock. This information is based solely on information contained in the Schedule 13G/A filed by Vanguard.

8.

BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, as a parent holding company or control person of certain named funds (“BlackRock”), filed a Schedule 13G/A on February 1, 2022 reporting, as of December 31, 2021, beneficially owning 103,340,347 shares of common stock with the sole power to vote or to direct the vote of 89,520,779 shares of common stock and the sole power to dispose or to direct the disposition of 103,350,347 shares of common stock. This information is based solely on information contained in the Schedule 13G/A filed by Blackrock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that based solely on its review of the reports filed during the fiscal year ended December 31, 2021, and on the written representations of those filing reports, all Section 16(a) forms required to be filed by Annaly’s executive officers, directors and beneficial owners of more than ten percent of its common stock were filed on a timely basis and in compliance with Section 16(a) of the Exchange Act, with the exception of one Form 4 on behalf of each of Messrs. Finkelstein, Green and Coffey reporting the vesting of dividend equivalent units and shares withheld for taxes, which were filed late due to an administrative error.

Other Information

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at www.sec.gov.

Annaly’s website is www.annaly.com. The Company makes available on this website under “Investors—SEC Filings,” free of charge, its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as well as proxy statement and other information filed with or furnished to the SEC as soon as reasonably practicable after such materials are electronically submitted to the SEC.

Additionally, on written request, the Company will provide without charge to each record or beneficial holder of the Company’s common stock as of the close of business on March 21, 2022 (the “Record Date”) a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC. You should address your request to Investor Relations, Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, NY 10036 or email your request to investor@annaly.com.

STOCKHOLDER PROPOSALS

Any stockholder intending to propose a matter for consideration at the Company’s 2023 Annual Meeting and have the proposal included in the proxy statement and form of proxy for such meeting must, in addition to otherwise complying with the applicable laws and regulations governing submissions of such proposals (Rule 14a-8 of the Exchange Act), submit the proposal in writing no later than December 7, 2022, in order to be timely.

Pursuant to the Company’s current Amended and Restated Bylaws (“Bylaws”), any stockholder intending to nominate a Director or present a proposal at an annual meeting of stockholders that is not intended to be included in the proxy statement for such annual meeting must provide, in addition to otherwise complying with the Bylaws and applicable law, written notification not later than 5:00 p.m. Eastern Time on the date that is 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor earlier than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, any stockholder who intends to submit such a nomination or such a proposal at the 2023 Annual Meeting must provide written notification of such proposal by December 7, 2022, but in no event earlier than November 7, 2022.

Any such nomination or proposal should be sent to Anthony C. Green, the Chief Corporate Officer, Chief Legal Officer and Secretary, Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, NY 10036 and, to the extent applicable, must include the information required by the Company’s Bylaws.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any matter that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q	When and where is the Annual Meeting?

A

The Annual Meeting will be held on May 18, 2022, at 9:00 a.m. (Eastern Time) online at www.virtualshareholdermeeting.com/NLY2022. If you plan to attend the Annual Meeting online, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials.

Q	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

A

The SEC has approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit the Company to furnish proxy materials, including this Proxy Statement and the Annual Report, to stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice, which will be mailed to stockholders, provides instructions regarding how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may authorize your proxy via the Internet or by telephone. If you would like to receive a paper or email copy of the Company’s proxy materials, you should follow the instructions for requesting such materials printed on the Notice.

Q	Can I vote my shares by filling out and returning the Notice?

A

No. The Notice identifies the items to be considered and voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy via the Internet or by telephone or how to vote at the Annual Meeting or to request a paper proxy card, which will contain instructions for authorizing a proxy by the Internet, by telephone or by returning a signed paper proxy card.

Q	Who is entitled to vote at the Annual Meeting?

A	Only common stockholders of record as of the close of business on the Record Date (March 21, 2022) are entitled to vote at the Annual Meeting.

Q	How can I vote my shares?

A

You may vote online during the Annual Meeting prior to the closing of the polls at www.virtualshareholdermeeting.com/NLY2022, or by proxy via Internet (www.proxyvote.com), telephone (1-800-690-6903), or by completing and returning your proxy card. The Company recommends that you authorize a proxy to vote even if you plan to virtually attend the Annual Meeting as you can always change your vote online at the meeting. You can authorize a proxy to vote via the Internet or by telephone at any time prior to 11:59 p.m., Eastern Time, May 17, 2022, the day before the meeting date.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received prior to 11:59 p.m., Eastern Time, May 17, 2022, the day before the meeting date. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board.

Q	What quorum is required for the Annual Meeting?

A

A quorum will be present at the Annual Meeting if a majority of all the votes entitled to be cast on any matter are present, in person or by proxy. At the close of business, on the Record Date there were 1,461,012,252 outstanding shares of the Company’s common stock, each entitled to one vote per share. Abstentions and “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the Company expects that the Annual Meeting will be adjourned to solicit additional proxies.

Q	What are the voting requirements that apply to the proposals discussed in this Proxy Statement?

A	Proposal	Vote Required	Discretionary Voting Allowed?	Board Recommendation

	(1) Election of Directors listed herein	Majority	No	FOR

	(2) Advisory approval of executive compensation	Majority	No	FOR

	(3) Ratification of the appointment of Ernst & Young LLP	Majority	Yes	FOR

“Majority” means (a) with regard to an uncontested election of Directors, the affirmative vote of a majority of total votes cast for and against the election of each Director nominee; and (b) with regard to the advisory approval of executive compensation and the ratification of the appointment of EY, the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting.

“Discretionary voting” occurs when a bank, broker, or other holder of record does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal as to which the rules of the NYSE permit such bank, broker, or other holder of record to vote (“routine matters”). When banks, brokers, and other holders of record are not permitted under the NYSE rules to vote the beneficial owner’s shares on a proposal (“non-routine matters”), if you do not provide voting instructions, your shares will not be voted on such proposal. This is referred to as a “broker non-vote.”

For each of the proposals above, you can vote or authorize a proxy to vote “FOR,” “AGAINST” or “ABSTAIN.”

Q	What is the effect of abstentions and “broker non-votes” on the proposals submitted at the Annual Meeting?

A	Abstentions will have no effect on Proposal 1, Proposal 2 or Proposal 3.

“Broker non-votes,” if any, will have no effect on Proposal 1 or Proposal 2. As it is a routine matters and discretionary voting is allowed, “broker non-votes” are not applicable to Proposal 3.

Q	How will my shares be voted if I do not specify how they should be voted?

A	Properly executed proxies that do not contain voting instructions will be voted as follows:

(1)	Proposal No. 1: FOR the election of each Director nominee listed herein;

(2)	Proposal No. 2: FOR the approval, on a non-binding and advisory basis, of the Company’s executive compensation as described in this Proxy Statement; and

(3)	Proposal No. 3: FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Q	What do I do if I want to change my vote?

A

You may revoke a proxy at any time before it is exercised by filing a duly executed revocation of proxy, by submitting a duly executed proxy with a later date, using the phone or online voting procedures, or by participating in the Annual Meeting via live webcast and voting online during the Annual Meeting prior to the closing of the polls. You may revoke a proxy by any of these methods, regardless of the method used to deliver your previous proxy. Virtual attendance at the Annual Meeting without voting online will not itself revoke a proxy.

Q	How will voting on any other business be conducted?

A

Other than the three proposals described in this Proxy Statement, the Company knows of no other business to be considered at the Annual Meeting. If any other matters are properly presented at the meeting, your signed proxy card authorizes David L. Finkelstein, Chief Executive Officer and President, and Anthony C. Green, Chief Corporate Officer, Chief Legal Officer and Secretary, or either of them acting alone, with full power of substitution in each, to vote on those matters in their discretion.

Q	Who will count the vote?

A	Representatives of American Election Services, LLC, the independent inspector of elections, will count the votes.

Q	How can I attend the Annual Meeting?

A

All stockholders of record as of the close of business on the Record Date can attend the Annual Meeting online at www.virtualshareholdermeeting.com/NLY2022. An audio broadcast of the Annual Meeting will also be available to stockholders by telephone toll-free at 1-833-654-9116 in the United States or 1-516-575-8757 if calling from outside the United States, and providing Conference ID 2451939. Please note that listening to the audio broadcast will not be deemed to be attending the Annual Meeting, and you cannot vote from such audio broadcast. If you plan to attend the Annual Meeting online or listen to the telephonic audio broadcast, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. Online check-in will begin at 8:30 a.m. (Eastern Time), and you should allow ample time for online check-in procedures.

Q	Will I be able to ask questions and participate in the Annual Meeting?

A

The virtual meeting will be available to stockholders across the globe via any Internet-connected device and has been designed to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to vote, make statements and ask questions. The Company will respond to as many inquiries that are pertinent to the Company at the Annual Meeting as time allows. Questions that are substantially similar may be grouped and answered once to avoid repetition. Additional information regarding the rules and procedures for participating in the Annual Meeting will be provided in our rules of conduct for the Annual Meeting, which stockholders can view during the meeting at the meeting website.

Q	What is the pre-meeting forum and how can I access it?

A

One of the benefits of the online Annual Meeting format is that it allows the Company to communicate more effectively with its stockholders via a pre-meeting forum that you can access by visiting www.proxyvote.com. Through use of the pre-meeting forum, stockholders can submit questions in advance of the Annual Meeting and view copies of the Company’s proxy materials. The Company will respond to as many inquiries that are pertinent to the Company at the Annual Meeting as time allows.

Q	Why is the Company holding the Annual Meeting online?

A

The Company believes that the virtual meeting format allows enhanced participation of, and interaction with, its global stockholder base, while also being sensitive to any public health and travel concerns that stockholders may have. Virtual meetings also reduce costs for both the Company and its stockholders and reflect the Company’s commitment to environmentally-friendly practices.

Q	What if I have difficulties accessing the pre-meeting forum or locating my 16-digit control number prior to the day of the Annual Meeting on May 18, 2022?

A

Prior to the day of the Annual Meeting on May 18, 2022, if you need assistance with your 16-digit control number and you hold your shares in your own name, please call toll-free 1-866-232-3037 in the United States or 1-720-358-3640 if calling from outside the United States. If you hold your shares in the name of a bank or brokerage firm, you will need to contact your bank or brokerage firm for assistance with your 16-digit control number.

Q	What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the live webcast of the Annual Meeting?

A

If you encounter any difficulties accessing the live webcast of the Annual Meeting during the check-in or during the Annual Meeting itself, including any difficulties with your 16-digit control number, please call toll-free 1-844-986-0822 in the United States or 1-303-562-9302 if calling from outside the United States, for assistance. Technicians will be ready to assist you beginning at 8:30 a.m. Eastern Time with any difficulties.

Q	How will the Company solicit proxies for the Annual Meeting?

A

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of mail, but Directors, executive officers and employees, who will not be specially compensated, may solicit proxies from stockholders by telephone, facsimile or other electronic means or in person. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

The Company has retained Georgeson Inc., a proxy solicitation firm, to assist in the solicitation of proxies in connection with the Annual Meeting. The Company will pay Georgeson a fee of $16,000 for its services. In addition, the Company may pay Georgeson additional fees depending on the extent of additional services requested by the Company and will reimburse Georgeson for expenses Georgeson incurs in connection with its engagement by the Company. In addition to the fees paid to Georgeson, the Company will pay all other costs of soliciting proxies.

Stockholders have the option to vote over the Internet or by telephone. Please be aware that if you vote over the Internet, you may incur costs such as telephone and access charges for which you will be responsible.

Q	What is “Householding” and does Annaly do this?

A

“Householding” is a procedure approved by the SEC under which stockholders who have the same address and do not participate in electronic delivery of proxy materials receive only one copy of a company’s proxy statement and annual report unless one or more of these stockholders notifies the company or their respective bank, broker or other intermediary that they wish to continue to receive individual copies. The Company engages in this practice as it reduces printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate Annual Report or Proxy Statement, he, she or it may request it by writing to Annaly Capital Management, Inc., 1211 Avenue of the Americas, New York, NY 10036, Attention: Investor Relations, by emailing investor@annaly.com, or by calling 212-696-0100, and the Company will promptly deliver the requested Annual Report or Proxy Statement. If a stockholder of record residing at such an address wishes to receive a separate Annual Report or Proxy Statement in the future, he, she or it may contact the Company in the same manner. If you are an eligible stockholder of record receiving multiple copies of the Company’s Annual Report and Proxy Statement, you can request householding by contacting the Company in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the bank, broker or other nominee.

Q	Could the Annual Meeting be postponed or adjourned?

A

If a quorum is not present or represented, the Company’s Bylaws and Maryland law permit the Chair of the meeting to adjourn the Annual Meeting, without notice other than an announcement at the Annual Meeting. Additionally, the Board is permitted to postpone the meeting to a date not more than 120 days after the Record Date for the Annual Meeting without setting a new record date, provided that the Company must announce the date, time and place to which the meeting is postponed not less than ten days prior to the date of such postponed meeting.

Q	Who can help answer my questions?

A	If you have any questions or need assistance voting your shares or if you need copies of this Proxy Statement or the proxy card, you should contact:

Annaly Capital Management, Inc. 1211 Avenue of the Americas New York, NY 10036 Phone: 1-888-8 ANNALY Facsimile: (212) 696-9809 Email: investor@annaly.com Attention: Investor Relations

The Company’s principal executive offices are located at the address above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions (and our outlook for our business in light of these conditions, which is uncertain); changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; the Company’s ability to grow its residential credit business; the Company’s ability to grow its middle market lending business; credit risks related to the Company’s investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets and corporate debt; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; and the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Endnotes

Annaly at a Glance (page 2)

1.	Based on market capitalization as of December 31, 2021.

Recent Operating Achievements  & Annaly’s Shared Capital Model and Strategic Focus (page 3)

Note: Market data as of December 31, 2021. Financial data as of December 31, 2021.

1.	Dividend yield is based on annualized Q4 2021 dividend of $0.22 and a closing price of $7.82 on December 31, 2021.
2.	Credit assets represent whole loan and corporate debt originated or purchased across Annaly’s Residential Credit and Middle Market Lending Groups and exclude unfunded commitments.
3.	Represents operating expenses as a percentage of average equity and excludes transaction expenses and nonrecurring items for the year ended December 31, 2021.
4.

Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Total assets include commercial real estate related assets, including CMBX derivatives (market value) of $0.4bn, which are excluded from capital allocation calculations. Agency assets include TBA purchase contracts (market value) of $20.3bn and $44mm of retained securities that are eliminated in consolidation. Residential Credit assets include $781mm of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.0bn.

5.

Represents the capital allocation for each of the investment strategies and is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of December 31, 2021 assume capital related to held for sale assets will be redeployed within the Agency business. Dedicated capital allocations as of December 31, 2021 exclude commercial real estate assets.

6.

Sector rank compares Annaly dedicated capital in each of its three investment strategies as of December 31, 2021 (adjusted for P/B as of December 31, 2021) to the market capitalization of the companies in each respective comparative sector as of December 31, 2021. The companies in each comparative sectors are selected as follows: for Agency, Commercial Real Estate and Residential Credit sector ranking represent “Agency Peers” (AGNC, ANH, ARR, EARN, ORC and TWO), “Hybrid Peers” (AJX, CHMI, CIM, DX, EFC, IVR, MFA, MITT, NRZ, NYMT, PMT, RWT and WMC), respectively, within the Bloomberg Mortgage REIT Index as of December 31, 2021 and for Middle Market Lending sector ranking is the S&P BDC Index as of December 31, 2021.

Delivering Significant Value for Stockholders (page 4)

1.	Data shown since Annaly’s initial public offering in October 1997 through December 31, 2021 and includes common and preferred dividends declared.

Director Diversity (page 7)

1.	Directors have self-identified as bringing diversity to the Board by way of gender, race, ethnicity, national origin or other characteristics.

Board Committees (page 19)

1.

While Mr. Votek has the attributes of a financial expert under SEC rules based on his experience serving in a number of senior financial executive roles, including as the Company’s former CFO, Mr. Votek does not qualify as an Independent Director and is therefore ineligible to serve on the Company’s Audit Committee.

2021 Investment Strategy and Performance (page 33)

1.	Source: Company filings and Bloomberg. Financial data as of December 31, 2021, unless otherwise noted. Market data as of December 31, 2021.
2.

Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Total assets include commercial real estate related assets, including CMBX derivatives (market value) of $0.4bn, which are excluded from capital allocation calculations. Agency assets include TBA purchase contracts (market value) of $20.3bn and $44mm of retained securities that are eliminated in consolidation. Residential Credit assets include $781mm of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.0bn.

3.

Represents the capital allocation for each of the investment strategies and is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of December 31, 2021 assume capital related to held for sale assets will be redeployed within the Agency business. Dedicated capital allocations as of December 31, 2021 exclude commercial real estate assets.

4.

Compares Annaly’s total shareholder return since its IPO on October 8, 1997 through December 31, 2021 against the total shareholder return of the S&P 500 Index and the BBREMTG Index (excluding Annaly) over the same time period.

5.	Represents a non-GAAP financial measure, see Appendix for a reconciliation of non-GAAP financial measures to most directly comparable GAAP measures.
6.	Credit assets represent whole loan and corporate debt originated or purchased across Annaly’s Residential Credit and Middle Market Lending Groups and exclude unfunded commitments.
7.	MSR assets include limited partnership interests in two MSR funds, one of which is reported in Other Assets.

Financing, Capital and Liquidity (page 34)

1.	Represents a non-GAAP financial measure, see Appendix for a reconciliation of non-GAAP financial measures to most directly comparable GAAP measures.
2.	Represents $552mm raised through the Company’s at-the-market sales program for its common stock net of sales agent commissions and other offering expenses. Does not include 2022 year-to-date activity.
3.

Includes six deals that priced in 2022: a $557mm residential whole loan securitization in January 2022, a $377mm residential whole loan securitization in January 2022, a $467mm residential whole loan securitization in February 2022, a $439mm residential whole loan securitization in February 2022, a $331mm residential whole loan securitization in March 2022 and a $316mm residential whole loan securitization in March 2022.

Operational Efficiency (page 35)

1.

Represents operating expense as a percentage of average equity as of December 31, 2021 annualized. Operating expense is defined as: (i) for internally-managed peers, the sum of compensation and benefits, G&A and other operating expenses, less any one-time or transaction related expenses and (ii) for externally-managed peers, the sum of net management fees, compensation and benefits (if any), G&A and other operating expenses, less any one-time or transaction related expenses. Internally-managed peers and externally-managed peers represent the respective internally- and externally-managed members of the BBREMTG Index as of December 31, 2021.

What the Company Does (page 38)

1.	Performance-based compensation percentages for 2021 derived from the 2021 Total Direct Compensation Table on page 39.

Performance Peer Group (page 39)

1.

Capstead Mortgage Corporation was originally included as a member of the Performance Peer Group for 2021 for purposes of evaluating Company performance under the corporate scorecard and for determining PSU award payouts. Pursuant to the terms of the PSU award agreement, Capstead was excluded from the Performance Peer Group for purposes of determining PSU award payouts following such company’s merger with Franklin Benefit Street Partners Realty Trust, which was completed on October 19, 2021. Capstead continued to be included in the Performance Peer Group for purposes of evaluating Company performance under the corporate scorecard, which was reflective of financial performance achievement through the third quarter of 2021, as Capstead reported book value through such period and its corresponding Economic Return was determinable.

Executive Compensation Design and Award Decisions for 2021 (page 40)

1.

2020 CEO pay mix derived from 2020 Total Direct Compensation Table on page 38 of the Company’s proxy statement filed on April 7, 2021. 2021 CEO pay mix based on derived from 2021 Total Direct Compensation Table on page 38 of this proxy statement.

2.

2020 Other NEO pay mix derived from the 2020 Total Direct Compensation Table on page 38 of the Company’s proxy statement filed on April 7, 2021. 2021 Other NEO pay mix derived from the Total Direct Compensation Table on page 38. The charts setting forth the Other NEO pay mixes exclude Ms. Wolfe, as her 2020 and 2021 pay mixes were a function of her employment agreement, which has since expired. Ms. Wolfe’s pay mix will be in line with the other NEOs going forward.

Appendix - Non-GAAP Reconciliations

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below.

Unaudited, dollars in thousands except per share amounts

	For the quarters ended

	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020

GAAP to Core Reconciliation

GAAP net income (loss)	$418,460	$521,324	$(294,848)	$1,751,134)	$878,635

Net income (loss) attributable to non-controlling interests	2,979	2,290	794	321	1,419

Net income (loss) attributable to Annaly	415,481	519,244	(295,642)	1,750,813	877,216

Adjustments to exclude reported realized and unrealized (gains) losses:

Realized (gains) losses on termination or maturity of interest rate swaps	39,932	1,196,417	—	—	(2,092)

Unrealized (gains) losses on interest rate swaps	(186,345)	(1,380,946)	141,067	(772,262)	(258,236)

Net (gains) losses on disposal of investments and other	25,144	(12,002)	(16,223)	65,786	(9,363)

Net (gains) losses on other derivatives	(47,843)	45,168	357,808	(476,868)	(209,647)

Net unrealized (gains) losses on instruments measured at fair value through earnings	15,329	(90,817)	(3,984)	(104,191)	(51,109)

Loan loss provision(1)	1,931	(6,771)	1,078	(144,870)	469

Business divestiture-related (gains) losses**	16,514	14,009	(1,527)	249,563	—

Other adjustments:

Depreciation expense related to commercial real estate and amortization of intangibles(2)	1,144	1,122	5,635	7,324	11,097

Non-core (income) loss allocated to equity method investments(3)	(2,345)	(2,046)	3,141	(9,680)	28

Transaction expenses and non-recurring items(4)	1,533	2,201	1,150	695	172

Income tax effect on non-core income (loss) items	8,380	(6,536)	7,147	4,334	(10,984)

TBA dollar roll income and CMBX coupon income(5)	119,657	115,586	111,592	98,933	99,027

MSR amortization(6)	(25,864)	(17,884)	(13,491)	(15,488)	(26,633)

Plus:

Premium amortization adjustment (PAA) cost (benefit)	57,395	60,726	153,607	(214,570)	39,101

Core Earnings (excluding PAA)*	440,043	437,471	451,358	439,519	459,046

Dividends on preferred stock	26,883	26,883	26,883	26,883	35,509

Core Earnings (excluding PAA) attributable to common shareholders *	$413,160	$410,588	$424,475	$294,709	$423,537

GAAP net income (loss) per average common share(7)	$0.27	$0.34	$(0.23)	$1.23	$0.60

Core earnings (excluding PAA) per average common share(7) *	$0.28	$0.28	$0.30	$0.29	$0.30

*	Represents a non-GAAP financial measure.
**

During the third quarter 2021, the Company completed the economic transfer and substantially all of the legal ownership transfer of the previously announced sale of substantially all of the assets that comprise the Commercial Real Estate Business for $2.33 billion (the “Sale”). The remaining assets of the Sale were legally transferred in the Company in the first quarter 2022.

1)

Includes a $1.0 million reversal of loss provision on the Company’s unfunded loan commitments for the quarter ended December 31, 2020 and $0.2 million, $3.8 million and $0.7 million loss provision on the Company’s unfunded loan commitments for the quarters ended September 30, 2020, June 30, 2020 and March 31, 2020, respectively, which is reported in Other income (loss) in the Company’s Consolidated Statement of Comprehensive Income (Loss).

2)	Amount includes depreciation and amortization expense related to equity method investments.
3)

The Company excludes non-core (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss).

4)

The quarters ended December 31, 2020 and September 30, 2020 include costs incurred in connection with securitizations of residential whole loans. The quarter ended June 30, 2020 includes costs incurred in connection with the Internalization and costs incurred in connection with the CEO search process. The quarter ended March 31, 2020 includes costs incurred in connection with securitizations of Agency mortgage-backed securities and residential whole loans as well as costs incurred in connection with the Internalization and costs incurred in connection with the CEO search process. The quarter ended December 31, 2019 includes costs incurred in connection with securitizations of Agency mortgage-backed securities and residential whole loans.

5)

TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $1.5 million, $1.5 million, $1.6 million, $1.2 million and $1.3 million for the quarters ended December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019, respectively.

6)

MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value.

7)	Net of dividends on preferred stock.

ANNALY CAPITAL MANAGEMENT, INC. 1211 AVENUE OF THE AMERICAS NEW YORK, NY 10036 ATTN: ANTHONY C. GREEN SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NLY2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D72605-P69227 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ANNALY CAPITAL MANAGEMENT, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 1a. Francine J. Bovich 1b. Wellington J. Denahan 1c. Katie Beirne Fallon 1d. David L. Finkelstein 1e. Thomas Hamilton 1f. Kathy Hopinkah Hannan 1g. Michael Haylon 1h. Eric A. Reeves 1i. John H. Schaefer 1j. Glenn A. Votek 1k. Vicki Williams For Against Abstain The Board of Directors recommends you vote FOR proposal 2: 2. Advisory approval of the Company's executive compensation. The Board of Directors recommends you vote FOR proposal 3: 3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. NOTE: Voting items may include such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Annaly Capital Management, Inc. 1211 Avenue of the Americas New York, NY 10036 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2021 ANNUAL REPORT TO STOCKHOLDERS and 2022 NOTICE & PROXY STATEMENT are available at www.proxyvote.com. D72606-P69227 Annaly Capital Management, Inc. Annual Meeting of Stockholders May 18, 2022 This proxy is solicited by the Board of Directors Revoking all prior proxies, the undersigned hereby appoints David L. Finkelstein and Anthony C. Green, and each of them, as proxies for the undersigned, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $.01 per share, of Annaly Capital Management, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, which will be a virtual meeting conducted via live webcast to be held at 9:00 a.m., Eastern Time, on Wednesday, May 18, 2022 at www.virtualshareholdermeeting.com/NLY2022, and at any postponement or adjournment thereof as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below. The shares represented by this proxy when properly executed, will be voted as directed. If no directions are given, this proxy will be voted in accordance with the Board of Directors' recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting. Continued and to be signed on reverse side